SCHEDULE 14C
                                 (Rule 14c-101)

                  INFORMATION REQUIRED IN INFORMATION STATEMENT
                            SCHEDULE 14C INFORMATION
                 Information Statement Pursuant to Section 14(c)
          of the Securities Exchange Act of 1934 (Amendment No. ______)


Check the appropriate box:
[ ] Preliminary Information Statement     [ ] Confidential, for use of the
[X] Definitive Information Statement          Commission only (as permitted by
                                              Rule 14c-5(d)(2))

                          CAPITAL BEVERAGE CORPORATION
                (Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (Check the appropriate box):

      [X] No Fee Required.
      [ ] Fee computed on table below per Exchange Act Rules 14c- 5(g) and 0-11.

         1) Title of each class of securities to which transaction applies:

                     Common Stock, par value $.001 per share

         2) Aggregate number of securities to which transaction applies:

                  3,792,045 shares of Common Stock Outstanding

         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
                                       N/A

         4) Proposed maximum aggregate value of transaction:
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         5) Total Fee Paid.
             -------------------------------------------------------------------

         Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1) Amount Previously Paid:

             -------------------------------------------------------------------
         2) Form, Schedule or Registration Statement No.:

             -------------------------------------------------------------------
         3) Filing Party:

             -------------------------------------------------------------------
         4) Date Filed:

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

                          CAPITAL BEVERAGE CORPORATION
                               700 Columbia Street
                            Erie Basin, Building #302
                            Brooklyn, New York 11231
                                 (718) 488-8500

Dear Stockholder:

         We are furnishing this Information Statement to the holders of the Common Stock of Capital Beverage Corporation, a Delaware corporation (the "Company"), in connection with the sale of substantially all of the Company's assets consisting of its exclusive distribution rights and saleable inventory to Oak Beverages, Inc. ("Oak"), pursuant to an asset purchase agreement dated as of September 15, 2005. A copy of the asset purchase agreement is included as Appendix A to the Information Statement.

         The asset purchase agreement and the sale of assets to Oak have been approved unanimously by our Board of Directors. As permitted by Delaware law and our Certificate of Incorporation, the Company has received a written consent from the majority stockholders of the Company approving the asset purchase agreement and the related asset sale.

         ACCORDINGLY, STOCKHOLDERS ARE NOT BEING ASKED FOR PROXIES TO VOTE THEIR SHARES WITH RESPECT TO THE ASSET PURCHASE AGREEMENT OR THE ASSET SALE. NO PROXY CARD HAS BEEN ENCLOSED WITH THIS INFORMATION STATEMENT AND NO MEETING OF STOCKHOLDERS WILL BE HELD TO CONSIDER THE ASSET PURCHASE AGREEMENT OR THE SALE OF OUR ASSETS.

         The asset sale described in this Information Statement will not become effective until at least 20 calendar days following the date of mailing of this Information Statement to our stockholders.

         WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

         This Information Statement is being provided to you pursuant to Rule 14c-2 under the Securities Exchange Act of 1934, as amended. It contains a description of the asset purchase agreement and the asset sale, as well as summary information regarding the contract of sale and the sale of assets. We encourage you to read the Information Statement, including Appendix A, thoroughly. You may also obtain information about us from publicly available documents filed with the Securities and Exchange Commission. We may provide only one copy of the Information Statement to stockholders who share an address, unless we have received instructions otherwise. If you share an address, your household has received only one copy of this Information Statement and you wish to receive another copy, please contact our corporate secretary at the address or telephone number above. If you have received multiple copies and only wish to receive one copy of our SEC materials, you also may contact us at the address and phone number above.

                                    Very truly yours,


                                    /s/Carmine N. Stella
                                    --------------------------------------------
                                    Carmine N. Stella
                                    President and Chief Executive Officer


Brooklyn, New York
November 10, 2005

                             CAPITAL BEVERAGES, INC.
                              INFORMATION STATEMENT

                                TABLE OF CONTENTS



Introduction...................................................................1

Summary Term Sheet.............................................................3

Summary Information In Question And Answer Format..............................8

Prior Stockholder Approval....................................................14

The Sale Of Assets To Oak.....................................................14

Parties To The Asset Sale; Relationship Of The Company To Oak.................15

     Information About the Company............................................15

     Information About Oak....................................................15

     Relationship Of The Company And Oak......................................16

Background Of And Reasons For The Asset Sale..................................18

Special Factors Regarding The Asset Sale......................................19

Assets Subject To Sale........................................................19

Consideration; Use Of Proceeds; Structure Of The Company
After The Asset Sale..........................................................19

Payment of Accrued Unpaid Salaries and Severance..............................20

Termination of Personal Guaranties and Release of Pledged Collateral..........21

Terms Of The Asset Purchase Agreement.........................................21

Purchase Price................................................................21

Escrow........................................................................22

Representations And Warranties................................................22

Covenants And Agreements Of The Company And Oak...............................23

Conditions To Closing; Closing Date...........................................25

Termination...................................................................26

Indemnification...............................................................27

Terms of the Sub-Distribution Agreement.......................................27

Dissenters' Rights............................................................28

Certain Federal Income Tax Consequences.......................................28

Accounting Treatment..........................................................28

Government Approvals..........................................................28

Voting Securities And Principal Holders Thereof...............................29

Where You Can Find Additional Information.....................................30



Appendix

A. Asset Purchase Agreement dated as of September 15, 2005 between the Company and Oak Beverages Inc.

B. Sub-Distribution Agreement dated as of September 15, 2005 between the Company and Oak Beverages Inc.

                              INFORMATION STATEMENT

                          CAPITAL BEVERAGE CORPORATION
                               700 Columbia Street
                            Erie Basin, Building #302
                            Brooklyn, New York 11231
                                 (718) 488-8500

Introduction

         This Information Statement is being furnished to the stockholders of Capital Beverage Corporation, a Delaware corporation (the "Company"), in connection with the prior approval by our Board of Directors of, and receipt of approval by written consent of the majority stockholders of the Company for, the proposed sale of substantially all of our assets (together with related transactions, the "Asset Sale"), to Oak Beverages, Inc. ("Oak").

         The Asset Sale will be effective pursuant to an asset purchase agreement, dated as of September 15, 2005, by and between the Company and Oak (the "Asset Purchase Agreement"), as more fully described in this Information Statement. A copy of the Asset Purchase Agreement is included as Appendix A to this Information Statement and is incorporated herein by reference.

         The Board of Directors believes that approval and consummation of the Asset Purchase Agreement and the Asset Sale are in the best interests of the Company and its stockholders. Accordingly, on September 14, 2005, the Board unanimously approved the Asset Purchase Agreement and the Asset Sale and directed that they be submitted for stockholder approval.

         Under Delaware law and our Certificate of Incorporation, the affirmative vote of a majority of the votes entitled to be cast by holders of all shares of the Company's Common Stock, par value $.001 per share ("Common Stock"), outstanding as of the close of business on September 15, 2005, is required to approve the Asset Purchase Agreement and the Asset Sale. Under our Certificate of Incorporation, each share of Common Stock is entitled to one vote per share. As of September 15, 2005, there were outstanding 3,792,045 shares of Common Stock, representing a total of 3,792,045 votes. As permitted by the Delaware General Corporation Law, on September 15, 2005, the Company received a written consent in lieu of a meeting of stockholders from holders of 1,900,000 shares of Common Stock representing 50.1% of the total issued and outstanding shares of voting stock of the Company approving the Asset Purchase Agreement and the Asset Sale.

         WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. NO PROXY CARD HAS BEEN ENCLOSED AND NO MEETING OF STOCKHOLDERS WILL BE HELD TO CONSIDER THE ASSET PURCHASE AGREEMENT OR THE SALE OF ASSETS.

         The Asset Sale will not become effective until at least 20 calendar days following the date of mailing of this Information Statement to our stockholders.

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

         This Information Statement is furnished for the purposes of informing stockholders, in the manner required under the Securities Exchange Act of 1934, as amended, of the Asset Sale before it is consummated. This Information Statement is first being mailed on or about November 10, 2005 to holders of record of Common Stock as of the close of business on November 4, 2005.

         THE INFORMATION IN THIS INFORMATION STATEMENT REGARDING OAK HAS BEEN SUPPLIED BY OAK.

                               Summary Term Sheet

         This Information Statement is being furnished to the stockholders of Capital Beverage Corporation, a Delaware corporation, in connection with the prior approval by our Board of Directors, and receipt by the Board of approval by written consent of our majority stockholders, for the Asset Sale, which is the sale of substantially all of assets to Oak Beverages Inc., or "Oak", pursuant to the Asset Purchase Agreement. The terms "we," "our," and the "Company" in this Information Statement refer to Capital Beverage Corporation. References to "you" are to the stockholders of Capital Beverage Corporation.

         The summary that follows highlights selected information contained elsewhere in this Information Statement. It may not contain all of the information that is important to you. To fully understand the sale of substantially all of our assets to Oak, and for a more complete description of the Asset Sale and related matters, you should carefully read this Information Statement (including the Asset Purchase Agreement included as Appendix A) in its entirety.

The Parties

         Capital Beverage Corporation (the "Company") is a publicly owned Delaware corporation currently operating a beer and malt beverage distribution business. The Company's principal office is located at 700 Columbia Street, Erie Basin, Building #302, Brooklyn , NY 11231 where its telephone number is (718) 488-8500. See "Information about the Company" at page 2.

         Oak Beverages, Inc. ("Oak") is a privately owned New York corporation currently operating a beer and malt beverage distribution business. Oak's principal office is located at One Flower Lane, Blauvelt, NY 10913. See "Information about Oak" at page 15.

The Asset Sale

On September 14, 2005, our Board of Directors, acting by written consent, approved an asset purchase agreement, dated as of September 15, 2005, between Oak and the Company, a copy of which is included as Appendix A to this Information Statement (the "Asset Purchase Agreement"), pursuant to which the Company intends to sell, and Oak intends to purchase, substantially all of the Company's assets (the "Asset Sale"). The Asset Sale will consist of our distribution rights for the Pabst, Pittsburgh and Ballantine brands of beer and malt beverages in New York City. As consideration for these assets, Oak has agreed to pay the Company $9.3 million (subject to certain adjustments based upon sales made by Oak under the Sub-Distribution Agreement), of which at least $1.5 million will be deposited with an escrow agent for 18 months (or longer if claims remain unresolved) for post closing indemnification claims which may be asserted by Oak. See "The Sale of Assets to Oak at page 14."

If the proposed Asset Sale is consummated:

         -    The Company will continue to be a public company;

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

         - The Company's common stock will continue to trade in the over-the-counter market or be quoted on the OTC Bulletin Board(R);

         - The Company will use the proceeds from the Asset Sale for working capital purposes, including the payment of indebtedness, trade payables and other outstanding obligations. Following the payment of its creditors, the Company may elect to acquire another entity, issue dividend(s) to its stockholders or invest the net proceeds in the discretion of the Board of Directors and management of the Company.

Reasons For The Asset Sale

The Board of Directors and management of the Company have concluded that based on the Company's relatively small size, the illiquidity of the trading market for the Company's common stock, the Company's lack of growth, thin profit margins in the beer and malt beverage distribution industry, and the fact that the beverage distribution industry favors relatively large distributors because of economies of scale; it would be in the stockholders' interests to sell substantially all of the Company's assets at a fair price. In addition, for the years ended December 31, 2004 and 2002, the Company recorded net losses of approximately $4.3 million and $1.8, respectively, and a net profit of $24,000 for the year ended December 31, 2003. For the years ended December 31, 2004 and 2003, the Company's accumulated deficit totaled approximately $9.5 million and $5.2 million, respectively. The Company has also received a "going concern" opinion from its independent auditors for the last three fiscal years. As a result, the Board of Directors and management decided that it is in the best interest of the Company to pursue a sale transaction to Oak, a well capitalized and substantial competitor. See "Special Factors Regarding the Asset Sale" at page 19.

Approval Of The Board Of Directors and Stockholders

         The Board of Directors of the Company, after careful consideration, has approved the Asset Purchase Agreement and the Asset Sale and has recommended that the Company's stockholders vote for its adoption. Immediately following the execution of the Asset Purchase Agreement by Oak and the Company on September 15, 2005, stockholders holding 50.1% of the Company's shares of common stock outstanding executed a written consent in lieu of a stockholders meeting approving the Asset Purchase Agreement and the Asset Sale. See "Voting Securities and Principal Holders Thereof" at page 29.

Use of Proceeds

         The Asset Purchase Agreement provides that, the Company will receive and Oak shall pay $9.3 million (subject to certain adjustments based upon sales made by Oak under the Sub-Distribution Agreement) payable as follows: (1) $7.8 million to be paid at the closing of the transaction in immediately available funds and (ii) $1.5 million to be paid at the closing of the transaction in immediately available funds to an escrow agent. In addition, within ten (10) days following the closing of the transaction, Oak will purchase from Company its saleable inventory at an amount equal to the price paid by the Company for the inventory. Assuming the ultimate release to the Company of the entire escrowed amount, and after deduction of transaction costs in connection with the

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

Asset Sale, the Company anticipates that net proceeds will be approximately $8.8 million. Of this amount, the Company anticipates that approximately $7.7 million will be applied to repay outstanding indebtedness.

         After the repayment of outstanding indebtedness, the Board of Directors anticipates that it will undertake one or more transactions designed to maximize stockholder value. Management currently anticipates that additional transactions may take the form of a dissolution of the corporation, the liquidation of its remaining assets, and the ultimate distribution to stockholders of any assets remaining after satisfaction of our liabilities, including personnel termination and related costs, sale transaction expenses and final liquidation costs. In event of such dissolution, the residual proceeds of the Asset Sale would become part of a pool of assets governed by the plan of dissolution. Alternatively, management may elect to invest the net proceeds from the Asset Sale in assets or operations acquired by the Company. In such an event, no assets will be distributed to the stockholders. See "Consideration; Use of Proceeds; Structure of the Company After the Asset Sale" at page 19.

Structure of the Company After the Asset Sale

         After completion of the Asset Sale and application of the net proceeds in the manner contemplated, and assuming ultimate release to us of the entire escrowed amount, and after deduction of transaction costs in connection with the Asset Sale, the Company will hold:

     o residual inventory and equipment not part of the Asset Sale; and
     o accounts receivable in the approximate amount of $250,000.

         The Company will not have any ongoing operations subsequent to the Asset Sale, except for the collection of accounts receivable and the payment of its liabilities. See "Consideration; Use of Proceeds; Structure of the Company After the Asset Sale" at page 19.

The Sub-Distribution Agreement with Oak

         The Company and Oak entered into a Sub-Distribution Agreement dated as of September 15, 2005 (the "Sub-Distribution Agreement"), pursuant to which Oak has become a sub-distributor of the Company of certain Pabst beers and malt beverages. A copy of the Sub-Distribution Agreement is included as Appendix B to this Information Statement and is incorporated herein by reference. The Sub-Distribution Agreement became effective when the Company filed this Information Statement with the Securities and Exchange Commission and shall terminate on the earlier of (i) the closing of the transactions contemplated by the Asset Purchase Agreement, (ii) the termination of the Asset Purchase Agreement, (iii) 90 days following September 15, 2005, or (iv) the earlier termination of the Sub-Distribution Agreement in accordance with its terms. Under the terms of the Sub-Distribution Agreement, Oak has the right to distribute the Pabst products to customers located in the five boroughs of New York City, and in exchange for such rights, Oak will pay Pabst directly for its product purchases and, during the first 45 days following the effective date of the Sub-Distribution Agreement, Oak will pay to the Company the following amounts for products received by Oak: (x) $.50 for each case of products and (y) $2.00 for each barrel of products. The purchase price to be paid by Oak to the

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

Company in connection with the closing of the transactions contemplated by the Asset Purchase Agreement shall be reduced by an amount equal to the sum of: (i) $.25 for each case of products purchased by Oak and sold by Oak to customers in the territory, plus (ii) $.50 for each case of products purchased by Oak but not sold to such customers, plus (iii) $1.00 for each barrel of products purchased by Oak and sold by Oak to customers in the territory, plus (iv) $2.00 for each barrel of products purchased by Oak but not sold to such customers, all determined during such 45-day period. If the Sub-Distribution Agreement is terminated by either party for any reason, the Company will be required to promptly pay to Oak the credits described above.

Dissenters' Rights

         Company stockholders are not entitled to seek dissenters' or appraisal rights under Delaware law in connection with the Asset Sale. See "Dissenters' Rights" at page at page 28.

Certain Federal Income Tax Consequences

         The Asset Sale will be treated by the Company as a taxable transaction for federal and New York State income tax purposes. It is anticipated that any gain resulting from the Asset Sale will be offset against the Company's net operating loss carryforwards. However, utilization of these carryforwards generates an alternative minimum tax for both government bureaus. We do not expect the combination of both alternative tax liabilities for the two bureaus to exceed $100,000. See " Certain Federal Income Tax Consequences" at page 28.

Accounting Treatment

         Upon completion of the Asset Sale, the Company will remove from its consolidated balance sheet the assets sold to Oak and will reflect therein the effect of the receipt and the use of the proceeds of the Asset Sale. The Company will record a gain on the sale of assets to Oak equal to the difference between the purchase price received and the book value of the assets sold in its consolidated statement of operations. See "Accounting Treatment" at page 28.

Interests Of The Continuing Stockholders

         Assuming closing of the Asset Sale, the current stockholders of the Company will continue to own 100% of the outstanding common stock of the Company.

                     A NOTE ABOUT FORWARD-LOOKING STATEMENTS

         This Information Statement contains certain forward-looking statements, including statements regarding our "expectations," "beliefs," "goals," "hopes," "strategies," and the like. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and are including this statement for purposes of invoking those safe harbor provisions. Such forward-looking statements involve known and unknown risks, uncertainties and

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

other important factors that are subject to change at any time and from time to time and that could cause our actual results, performance or achievements to differ materially from our expectations of future results, performance or achievements expressed or implied by such forward-looking statements. Factors that could cause actual results or developments to differ materially from those described in or contemplated or implied by such forward-looking statements include, without limitation, the risk that the assumptions upon which the forward-looking statements are based ultimately may prove to be incorrect or incomplete, that the transactions contemplated by the Asset Purchase Agreement will not be consummated in a timely manner or at all and that Oak will make claims against the portion of the purchase price placed in escrow or otherwise, as well as other risks and uncertainties that are described in the Company's filings with the Securities and Exchange Commission. Although we believe that the expectations reflected in our forward-looking statements are reasonable, we cannot guarantee future events or results. Except as may be required under federal law, we undertake no obligation to update publicly any forward-looking statements for any reason, even if new information becomes available or other events occur.

                Summary Information In Question And Answer Format

         The following information in question and answer format, summarizes many of the material terms of the Company's proposed Asset Sale to Oak. For a complete description of the terms and conditions of the Asset Sale, you are advised to carefully read this entire Information Statement and the other documents referred to herein. The actual terms and conditions of the Asset Sale are contained in the Asset Purchase Agreement and the exhibits thereto. The Asset Purchase Agreement is included as Appendix A to this Information Statement.

What Vote Is Required To Approve The Asset Sale?

         Approval of the Asset Sale requires the affirmative vote of the holders of not less than a majority of the Company's outstanding common stock.

What Constitutes A Majority Of The Company's Outstanding Common Stock?

         On September 15, 2005, the Company had 3,792,045 shares of Common Stock issued and outstanding and 1,896,226 constitutes a majority of the shares of Common Stock issued and outstanding.

Who Voted In Favor Of The Asset Sale?

         Carmine Stella, the Company's President, Chief Executive Officer and Chairman of the Board, Anthony Stella, the Company's Vice President of Sales and Marketing (and the brother of Carmine Stella), Michael Mastrisciani, a director of the Company, Daniel Mastrisciani, the Company's Vice President of Operations and a director of the Company, Alex Mastrisciani and Monty Mastrisciani, (each of whom are the brothers of Michael and Daniel Mastrisciani), voted an aggregate of 1,900,000 shares in favor of the Asset Sale and the approval of the Asset Purchase Agreement. Such shares represent 50.1% of the shares of common stock outstanding. Such individuals shall be referred to as the" Majority Stockholders". See "Voting Securities and Principal Holders Thereof" at page 29.

Will The Stockholders That Voted In Favor Of The Asset Sale Have Any Relationship With Oak Following The Closing Of The Asset Sale?

         No. None of the stockholders that voted in favor of the Asset Sale anticipate working for or with Oak, or otherwise have any direct or indirect financial relationship with Oak. In addition, none of the stockholders that voted in favor of the Asset Sale anticipate owning any securities of Oak or have any other right to payment from Oak. However, it should be noted that certain members of management have not received their salaries since May 1, 2005. Accordingly, the following individuals are entitled to be paid accrued and unpaid salaries from the proceeds from the Asset Sale received by the Company in the amounts set forth adjacent to their names (such amounts calculated as of October 31, 2005): Carmine Stella ($105,000); Anthony Stella ($67,000); Michael Mastrisciani ($67,000); Daniel Mastrisciani ($67,000); Monty Mastrisciani ($67,000); and Alex Mastrisciani ($73,000). The Company will also reimburse such employees for out-of-pocket expenses incurred by them in connection with the performance of their duties which, as of October 31, 2005, is expected to be a total of approximately $60,000.

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

         In addition, under the terms of employment agreements between the Company and such members of management, such employees are, upon the termination of their employment with the Company, entitled to severance payments equal to four (4) weeks of a base salary for each year of service provided to the Company. The proceeds from the Asset Sale will also be used to pay severance to following employees each of whom will be terminated as of the closing date of the Asset Sale in the amounts set forth adjacent to their names: Anthony Stella ($102,000); Michael Mastrisciani ($47,000); Daniel Mastrisciani ($47,000); Monty Mastrisciani ($47,000); and Alex Mastrisciani ($41,000). Carmine Stella will not be terminated as of the closing date, and therefore, he will not be entitled to any severance payment. He will, however, continue to serve as the Company's Chief Executive Officer, and will be paid $210,000 per annum. See "Payment of Accrued and Unpaid Salaries and Severance" at page 20.

Why Isn't The Company Holding A Stockholders Meeting To Vote On The Proposed Asset Sale?

         In order to lawfully close on the proposed Asset Sale, Delaware law requires that a majority of shares of Common Stock vote in favor of the proposed Asset Sale. The stockholders voting in favor of the proposed Asset Sale represent 50.1% of the shares outstanding, or a majority of the outstanding shares. Therefore, management concluded that because approving a transaction by the written consent of stockholders can be faster than distributing a notice of meeting and proxy statement, and conducting a stockholders meeting, and in light of the fact that Company management and Oak wanted to expedite the closing of the proposed Asset Sale, management and the Board of Directors decided not to conduct a meeting of stockholders. Instead, promptly following the execution of the Asset Purchase Agreement, stockholders owning approximately 50.1% of the shares signed a written consent approving the Asset Purchase Agreement and the transactions contemplated thereby.

What Are The Terms Of The Asset Purchase Agreement?

     On September 14, 2005, our Board of Directors, acting by written consent, approved an asset purchase agreement, dated as of September 15, 2005, between Oak and the Company, a copy of which is included as Appendix A to this Information Statement (the "Asset Purchase Agreement"), pursuant to which the Company intends to sell, and Oak intends to purchase, the Company's distribution rights for the Pabst, Pittsburgh and Ballantine brands of beer and malt beverages in New York City. As consideration for these assets, Oak has agreed to pay the Company $9.3 million (subject to certain adjustments based upon sales made by Oak under the Sub-Distribution Agreement), of which at least $1.5 million will be deposited with an escrow agent for 18 months for post closing indemnification claims which may be asserted by Oak.

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

Why Is The Company Selling its Assets?

         The Board of Directors and Management of the Company have concluded that based on the Company's relatively small size, the illiquidity of the trading market for the Common Stock, the Company's lack of growth, thin gross profit margins in the beer and malt beverage distribution industry, and the fact that the beverage distribution industry favors relatively large distributors because of economies of scale; it would be in the stockholders' interests to sell substantially all of the Company's assets at a fair price. In addition, for the years ended December 31, 2004 and 2002, the Company recorded net losses of approximately $4.3 million and $1.8, respectively, and a net profit of $24,000 for the year ended December 31, 2003. For the years ended December 31, 2004 and 2003, the Company's accumulated deficit totaled approximately $9.5 million and $5.2 million, respectively. The Company has also received a "going concern" opinion from its independent auditors for the last three fiscal years. As a result, the Board of Directors and management decided that it is in the best interest of the Company to pursue a sale transaction to Oak, a well capitalized and substantial competitor.

What Will Happen To The Company After The Asset Sale?

         Following the Asset Sale, the Company is expected to repay its outstanding indebtedness. Surplus funds will either be distributed to Company stockholders as a dividend, or retained to pay for ongoing expenses associated with identifying assets or operations to be acquired. All employees will be terminated, except for Carmine Stella who will continue to serve as the Company's Chief Executive Officer and will earn an annual salary of $210,000.

What Steps Has The Board Of Directors Taken To Assure That The Price To Be Paid By Oak Is Fair To The Public Stockholders?

         Company management has been in the beer and malt beverage industry for a very long time. The Company has acquired several brands and is well acquainted with the market for beverage distribution assets. Since the first quarter of 2004, the Company has been in discussions with several potential buyers interested in purchasing the Company's assets or entering into strategic transactions. After discussions with these parties, Company management and the Board of Directors determined that the purchase price to be paid by Oak pursuant to the Asset Purchase Agreement was the highest and best price.

What Factors Were Considered By Management And The Board Of Directors In Deciding To Sell Substantially All Of The Company's Assets?

         Management and the Board of Directors considered a number of factors before deciding to execute the Asset Purchase Agreement, including but not limited to, the following:

     o the nature of the beer and malt beverage distribution business in the Company's distribution territory;

     o    the  Company's   deteriorating   financial   condition  and  declining
          operating results;

     o the relative lack of growth in the Company's revenues over the past four years;

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

     o the Company's limited ability to expand its current distribution business due to a lack of available funding;

     o the required future capital investment in order to purchase additional beer or malt beverage brands;

     o    Oak's agreement to enter into a Sub-Distribution Agreement;

o the relatively low market prices for the Common Stock in the over-the-counter market over the past three years and the inability to use that security as consideration to acquire other distribution businesses;

o        the terms and conditions of the proposed Asset Sale; and

     o the belief that the offered purchase price by Oak, is the highest price that the Company will obtain for its assets.

How Is The Purchase Price For The Asset Sale Being Financed By Oak?

         Oak has advised the Company that the total amount of funds required to deliver the Purchase Price to the Company at closing will be funded from Oak's cash reserves. See "Information About Oak" at page 15.

Why Did The Company Enter Into A Sub-Distribution Agreement With Oak?

         The Company entered into a Sub-Distribution Agreement with Oak because the Company has been generating net losses and a reduction in its operating expenses is necessary to preserve the value of its assets. Under the Sub-Distribution Agreement, Oak will distribute the Company's beer and malt beverage brands to the Company's customers and, at the same time, the Company will reduce its operating expenses because the costs of such distribution will be incurred by Oak. See "Terms of the Sub-Distribution Agreement" at page 27.

What Are the Terms of the Sub-Distribution Agreement

         The Company and Oak entered into a Sub-Distribution Agreement dated as of September 15, 2005 (the "Sub-Distribution Agreement"), pursuant to which Oak has become a sub-distributor of the Company of certain Pabst beers and malt beverages. The Sub-Distribution Agreement became effective when the Company filed this Information Statement with the Securities and Exchange Commission and shall terminate on the earlier of (i) the closing of the transactions contemplated by the Asset Purchase Agreement, (ii) the termination of the Asset Purchase Agreement, (iii) 90 days following September 15, 2005, or (iv) the earlier termination of the Sub-Distribution Agreement in accordance with its terms. Under the terms of the Sub-Distribution Agreement, Oak has right to distribute the Pabst products to customers located in the five boroughs of New York City, and in exchange for such rights, Oak will pay Pabst directly for its product purchases and, during the first 45 days following the effective date of the Sub-Distribution Agreement, Oak will pay to the Company the following amounts for products received by Oak: (x) $.50 for each case of products and (y) $2.00 for each barrel of products. The purchase price to be paid by Oak to the Company in connection with the closing of the transactions contemplated by the Asset Purchase Agreement shall be reduced by an amount equal to the sum of: (i) $.25 for each case of products purchased by Oak and sold by Oak to customers in the territory, plus (ii) $.50 for each case of products purchased by Oak but not sold to such customers, plus (iii) $1.00 for each barrel of products purchased by Oak and sold by Oak to customers in the territory, plus (iv) $2.00 for each barrel of products purchased by Oak but not sold to such customers, all determined during such 45-day period. If the Sub-Distribution Agreement is terminated by either party for any reason, the Company will be required to promptly pay to Oak the credits described above.

What Rights Do Stockholders Have To Dissent From The Asset Sale?

         Company Stockholders do not have the right to seek the appraisal of their shares under Delaware law. Furthermore, no provision has been made to grant any public stockholder access to the corporate files of the Company or to the files of any Continuing Stockholder or to obtain counsel for or appraisal services for any public stockholder at the expense of the Company or any Continuing Stockholder.

What Are The Conditions Of The Asset Sale?

     The following list includes what the Board of Directors and Management believe are the material conditions to the Asset Sale, all of which must be satisfied at the time of the closing. In view of the fact that interpretations of "materiality" can be subjective, the list is qualified by reference to the Asset Purchase Agreement which is attached as Appendix A to this Information Statement. You are urged to carefully read this entire document including the Asset Purchase Agreement.

     o stockholders owning at least a majority of the outstanding shares of Common Stock must approve and adopt the Asset Purchase Agreement and the Asset Sale;

     o there are no legal restraints rendering the Asset Purchase unlawful or preventing the consummation of the transactions contemplated thereunder and no pending litigation that could have a material adverse effect on the Company;

     o the Brewers (Pabst, Pittsburgh and Best Brands) must approve Oak as a distributor of their brands in the Company's territories;

     o all authorizations, consents and waivers required for the consummation of the Asset Purchase shall have been obtained.

     o the respective representations and warranties made in the Asset Purchase Agreement by each of the parties to the Asset Purchase Agreement shall be true and correct.

What Are The Income Tax Consequences Of The Asset Sale?

         The Asset Sale will be treated by the Company as a taxable transaction for federal and New York State income tax purposes. It is anticipated that any gain resulting from the Asset Sale will be offset against the Company's net operating loss carryforwards. However, utilization of these carryforwards generates an alternative minimum tax for both government bureaus to exceed $100,000. See "Certain Federal Income Tax Consequences" at page 28.

Prior Stockholder Approval

         Our ability to sell our assets without a meeting of our stockholders is authorized by Section 228 of the Delaware General Corporation Law. That section generally provides that a Delaware corporation may substitute for action on a matter by its stockholders at a meeting the written consent of the holders of outstanding shares of capital stock holding at least the minimum number of votes which would be necessary to authorize or take the action at a meeting at which all shares entitled to vote on the matter are present and voted. In accordance with this provision, we obtained the written consent of the Majority Stockholders, approving the sale of substantially all of the Company's assets to Oak pursuant to the Asset Purchase Agreement. As a result of the action of the Majority Stockholders, we are not soliciting proxies, and there will be no further stockholder action on the Asset Purchase Agreement or Asset Sale.

         Holders of record of the Company's Common Stock, are entitled to notice of the action taken by written consent approving the Asset Sale and the Asset Purchase Agreement.

         Under Delaware law and our Certificate of Incorporation, the affirmative vote of a majority of the votes entitled to be cast by holders of all shares of our Common Stock outstanding as of the close of business on the Record Date, was required to approve the Asset Purchase Agreement and the Asset Sale. Each holder of Common Stock was entitled to one vote on each of the foregoing matters, for each share of Common Stock held by such stockholder. As of September 15, 2005, there were outstanding 3,792,045 shares of Common Stock. As of that date, the Majority Stockholders held 1,900,000 shares of Common Stock and were entitled to cast a total of 1,900,000 votes, or 50.1% of the total votes entitled to be cast by all holders of our Common Stock.
         The action by written consent approving the Asset Sale and the Asset Purchase Agreement was effective on September 15, 2005.

The Sale Of Assets To Oak

         The terms and conditions of the Asset Sale, which is the sale of substantially all of our assets to Oak, are set forth in the Asset Purchase Agreement, dated as of September 15, 2005. A copy of the Asset Purchase Agreement, excluding the exhibits or schedules thereto, is included as Appendix A to this Information Statement. The description in this Information Statement of the terms and conditions of the Asset Sale and of the Asset Purchase Agreement is a summary only and may not contain all of the information that is important to you. To fully understand the Asset Sale and the terms of the Asset Purchase Agreement, you should carefully read in its entirety the copy of the Asset Purchase Agreement included as Appendix A.

Parties To The Asset Sale; Relationship Of The Company To Oak

Information About the Company

         The Company is in the business of marketing, selling and distributing at wholesale certain alcoholic beverage products. The Company was incorporated under the laws of the State of Delaware on December 5, 1995. In January 1996, the Company acquired from Consolidated Beverage Corporation, the right to become the exclusive distributor for certain beer and malt liquor products manufactured by Pabst Brewing Company. The consideration paid by the Company for the pabst distribution rights was $1.6 million, payable $800,000 in cash and the balance by delivery of a series of 120 promissory notes, each in the amount of $10,000.

         On July 18, 1998 and July 30, 1998, the Company signed two distributor agreements with Pittsburgh Brewing Company ("Pittsburgh") to distribute on an exclusive basis in the entire state of New York, several brands of beer and malt beverage products.

         On June 29, 2001, the Company purchased all of the assets of the business of Prospect Beverage, Inc. which related to Prospect's business of distributing beverages, including among other things, beer distribution rights, properties, rights, leases, interests, goods and customer lists of Prospect. The purchase price of the assets consisted of the assumption by the Company of certain liabilities of Prospect and the issuance of an aggregate of five hundred thousand (500,000) shares of the common stock of the Company to the shareholders of Prospect. Inclusive with the acquisition came the following national brands:
Colt 45, Old Milwaukee, Schaefer, Schlitz, Champale, Schmidts, Stroh, Piels, McSorleys and also an extensive list of various imports.

Information About Oak

         Oak is a privately owned corporation, currently engaged in business and duly licensed as a multi-brand distributor of beer and other alcoholic malt beverages as well as non-alcoholic beverages. Oak's exclusive sales territory differs according to its brands, however, its primary sales territory includes the five boroughs of New York City, Westchester, Rockland, Putnam, Orange, Sullivan, Dutchess and Ulster counties, all within the State of New York. Oak was incorporated under the laws of the State of New York on January 25, 1980. Oak was formed as an independent, but related, company, to its affiliate Boening Bros., Inc. (which has been engaged in business as a multi-brand distributor of alcoholic and non-alcoholic beverages since 1901). Debra Boening is the President of Oak. Oak's principal office is located at One Flower Lane, Blauvelt, NY 10913.

         The funds required by Oak to pay the purchase price to the Company as set forth in the Asset Purchase Agreement will be funded from Oak's cash reserves.

Relationship Of The Company And Oak

         Current Negotiations. On January 31, 2005, at the suggestion of Pabst Brewing Company, Debora Boening, President of Oak, met with Carmine Stella, President, Chief Executive Officer and Chairman of the Company and Michael Matrisciani, a director of the Company, to discuss Oak's interest in the potential acquisition of the Company's distribution business.

         On February 17, 2005, management of Oak and the Company discussed the possibility of a sale by the Company to Oak of the Pabst distribution rights and Pabst's related approval of the proposed transaction. In addition, on February 17, 2005, Oak's management team began its review of the Company's finance and sale information and the Company and Oak entered into a confidentiality agreement. Subsequently, Oak and its legal and financial advisors continued to conduct business, legal and financial due diligence.

         On February 15, 2005, Mr. Stella discussed with the Board of Directors of the Company at a regularly scheduled meeting the progress of his discussions to date with Ms. Boening and the possibility of a transaction between the Company and Oak.

         On March 16, 2005, Messrs. Stella and Matrisciani and Ms. Boening and Mr. Scapperotti, General Manager of Oak, met to discuss and conduct business and financial due diligence.

         On March 29, 2005, senior management and outside legal counsel of each of Oak and the Company met to negotiate a purchase price, discuss the terms of the letter of intent and otherwise conduct negotiations. Following that meeting, Oak's legal counsel, Ettelman & Hochheiser, P.C., distributed a draft of the proposed letter of intent to the Company and its outside legal counsel, Brown Rudnick Berlack Israels LLP and Dealy & Silberstein, LLP.

         On April 7, 2005, representatives of Oak and the Company met to discuss sales and employee matters.

         Following that meeting, on April 15, 2005, Oak and the Company signed the letter of intent.

         On April 11, 2005 , the Board of Directors of Company met and heard a presentation from its officers regarding the then-current status of negotiations and a summary of contemplated deal terms, including a proposed price. Following that presentation, the Board of Directors of the Company authorized proceeding with negotiations consistent with the terms presented and ultimate consummation of a transaction consistent with such terms. Following those presentations, those Boards likewise authorized further negotiations consistent with the summary terms presented.

         On April 18, 2005, the Company sent a letter to Pabst seeking approval of the proposed transaction with Oak.

         On April 19, 2005, senior management of each of the Company and Oak identified and reviewed various developments concerning the transaction.

         On April 20, 2005, the Company received a voluntary surrender letter from Pabst providing its approval of the proposed transaction with Oak.

         On April 26, 2005, Messrs. Stella and Matrisciani, Ms. Boening and Mr. Scapperotti reviewed pricing, sales and projections data.

         On April 28, 2005, Mr. Stella and Ms. Boening met to continue their prior discussions. They reviewed and discussed due diligence matters and developed a projected timetable of the transaction. After this meeting, Mr. Stella and Ms. Boening communicated on several occasions regarding various issues related to the transaction.

         Following that meeting on May 4, 2005, Oak provided the Company and its outside legal counsel with the initial draft of a proposed asset purchase agreement. Shortly thereafter, the Company's management and its legal advisors discussed the issues raised by Oak's draft asset purchase agreement.

         On May 10, 2005 Mr. Stella and Ms. Boening met to discuss various due diligence issues and Oak's concern about sub-distribution matters.

         On May 17, 2005, legal counsel for the Company, Brown Rudnick Berlack Israels LLP, and legal counsel for Oak, Ettelman & Hochheiser, P.C., held a conference call to discuss the terms of the proposed asset purchase agreement.

         On May 31, 2005, Mr. Stella and the Company's legal advisors and Ms. Boening and Oak's legal advisors continued to discuss, telephonically, the terms of the asset purchase agreement and issues relating to distribution.

         On June 15, 2005, senior management and outside legal counsel of each of Oak and the Company continued to hold discussions about the terms of the asset purchase agreement and Oak's concern about sub-distribution matters.

         On June 21, 2005, representatives of the Company and Oak continued its discussions and review of financial due diligence.

         On July 7, 2005, legal advisors of each the Company and Oak held a conference call to review the terms of the asset purchase agreement and legal issues.

         On July 13, 2005, senior management and legal counsel of each the Company and Oak met to review and discuss the revisions to the asset purchase agreement and otherwise conduct negotiations. The Company subsequently consulted with its outside counsel and continued negotiations with Oak toward a final form of asset purchase agreement.

         On July 20, 2005, senior management and legal counsel of each the Company and Oak continued their discussions by teleconference.

         On July 26, 2005, Mr. Stella and Ms. Boening met to discuss the status of the agreements and the progress to date of the transaction.

         During August and September, several telephone conversations took place between Mr. Stella and Ms. Boening regarding various business issues.

         On September 14, 2005, the Board of Directors of the Company were presented a final form of Asset Purchase Agreement for consideration and approval. Upon review and discussion with outside counsel, the Company's Board authorized the execution of the final Asset Purchase Agreement and recommended that it be submitted to the stockholders of the Company.

Background Of And Reasons For The Asset Sale

The Board of Directors and Management of the Company have concluded that based on the Company's relatively small size, the illiquidity of the trading market for the Common Stock, the Company's lack of growth, thin profit margins in the beer and malt beverage distribution industry, and the fact that the beverage distribution industry favors relatively large distributors because of economies of scale; it would be in the stockholders' interests to sell substantially all of the Company's assets at a fair price. In addition, for the years ended December 31, 2004 and 2002, the Company recorded net losses of approximately $4.3 million and $1.8, respectively, and a net profit of $24,000 for the year ended December 31, 2003. For the years ended December 31, 2004 and 2003, the Company's accumulated deficit totaled approximately $9.5 million and $5.2 million, respectively. The Company has also received a "going concern" opinion from its independent auditors for the last three fiscal years. As a result, the Board of Directors and management decided that it is in the best interest of the Company to pursue a sale transaction to Oak, a well capitalized and substantial competitor. See "Special Factors - Regarding the Asset Sale" at page 19.

         The foregoing factors, among, all were considered by our Board of Directors during the course of its deliberations prior to authorizing execution of the Asset Purchase Agreement, in light of the Board's knowledge of our business and each director's business judgment. In its deliberations, the Board of Directors did not quantify or otherwise attempt to assign relative weights to the specific factors considered in determining to approve (and to recommend that the stockholders approve) the Asset Sale and the Asset Purchase Agreement. Rather, the Board made its determination based on the total mix of information available to it, and the judgments of the individual directors may have been influenced to different degrees by various factors. In light of the foregoing, the Board of Directors unanimously approved and adopted the Asset Purchase Agreement, and unanimously recommended that the Company's stockholders approve it and the Asset Sale.

Special Factors Regarding The Asset Sale

         There are many factors that our stockholders should consider in reviewing the information contained in this Information Statement. Such factors include, but are not limited to, those set forth below and elsewhere in this Information Statement.

         We will continue to incur claims, liabilities and expenses, which will reduce the realizable value of our remaining assets and the amount potentially available for distribution to stockholders.

         Claims, liabilities and expenses from operations (such as salaries, directors' and officers' insurance, payroll and taxes, legal, accounting and consulting fees and miscellaneous office expenses) will continue to be incurred subsequent to the Asset Sale. These expenses will have to be satisfied from our remaining assets and, therefore, will reduce the net realizable value of those assets.

         We will continue to incur the expenses of complying with public company reporting requirements.

         We have an obligation to continue to comply with the applicable reporting requirements of the Securities Exchange Act of 1934, as amended, even though compliance with such reporting requirements is economically burdensome.

Assets Subject To Sale

         The assets to be sold by the Company to Oak consist of substantially all of the Company's assets, and include the following:

         (a) Exclusive distribution rights with respect to the Pabst, Pittsburgh and Ballantine brands of beer and malt beverage products;

         (b) the Company's customer lists;

         (c) all point-of sale materials; and

         (d) saleable inventory of products.

Consideration; Use Of Proceeds; Structure Of The Company After The Asset Sale

         The Asset Purchase Agreement provides that, the Company will receive from Oak, in consideration of the sale of the assets $9.3 million payable as follows: (1) $7.8 million to be paid at the closing of the transaction in immediately available funds and (ii) $1.5 million (subject to certain adjustments based upon sales made by Oak under the Sub-Distribution Agreement) to be paid at the closing of the transaction in immediately available funds to an escrow agent. The escrowed funds shall be held and disbursed pursuant to the terms of an escrow agreement between the Company, Oak and the escrow agent. In addition, within ten (10) days following the closing of the transaction, Oak will purchase from Company its saleable inventory at an amount equal to the price paid by the Company for the inventory. At Oak's option, the Company shall assign to Oak all of its outstanding purchase orders for products not yet delivered by the respective brewer. Oak will pay such assigned invoices when due. Assuming ultimate release to the Company of the entire escrowed amount, and after deduction of transaction costs in connection with the Asset Sale, the Company anticipates that net proceeds will be approximately $8.8 million. Of this amount, the Company anticipates that approximately $7.7 million will be applied to repay outstanding indebtedness.

         After completion of the Asset Sale, the Board of Directors anticipates that, after consideration in due course, it will undertake one or more transactions designed to maximize stockholder value. Management currently anticipates that additional transactions may take the form of a dissolution of the corporation, the liquidation of its remaining assets, and the ultimate distribution to stockholders of any assets remaining after satisfaction of liabilities, including personnel termination and related costs, sale transaction expenses and final liquidation costs. In the event of such a dissolution, the residual proceeds of the Asset Sale would become part of a pool of assets governed by the plan of dissolution. Alternatively, management may elect to invest the net proceeds from the Asset Sale in assets or operations acquired by the Company. In such event, no assets will be distributed to the stockholders.

         After completion of the Asset Sale and application of the net proceeds in the manner contemplated, and assuming ultimate release of the entire escrowed amount, and after deduction of transaction costs in connection with the Asset Sale, the Company will hold:

     o    residual inventory and equipment not part of the Asset Sale; and

     o    accounts receivable in the approximate amount of $250,000.

The Company will not have any ongoing operations subsequent to the Asset Sale.

Payment of Accrued Unpaid Salaries and Severance

         Certain members of management have not received their salaries since May 1, 2005. Accordingly, the following individuals are entitled to be paid accrued and unpaid salaries from the proceeds from the Asset Sale received by the Company in the amounts set forth adjacent to their names (such amounts calculated as of October 31, 2005): Carmine Stella ($105,000); Anthony Stella ($67,000); Michael Mastrisciani ($67,000); Daniel Mastrisciani ($67,000); Monty Mastrisciani ($67,000); and Alex Mastrisciani ($73,000). The Company will also reimburse such employees for out-of-pocket expenses incurred by them in connection with the performance of their duties which, as of October 31, 2005, is expected to be a total of approximately $60,000.

         In addition, under the terms of employment agreements between the Company and such members of management, such employees are, upon the termination of their employment with the Company, entitled to severance payments equal to four (4) weeks of a base salary for each year of service provided to the

Company. The proceeds from the Asset Sale will also be used to pay severance to following employees each of whom will be terminated as of the closing date of the Asset Sale in the amounts set forth adjacent to their names: Anthony Stella ($102,000); Michael Mastrisciani ($47,000); Daniel Mastrisciani ($47,000); Monty Mastrisciani ($47,000); and Alex Mastrisciani ($41,000). Carmine Stella will not be terminated as of the closing date, and therefore, he will not be entitled to any severance payment. He will, however, continue to serve as the Company's Chief Executive Officer, and will be paid $210,000 per annum.

Termination of Personal Guaranties and Release of Pledged Collateral

         In connection with a loan in the aggregate principal amount of $2.5 million provided to the Company by Seaway Capital, each of Alex Mastrisciani, Daniel Mastrisciani, Michael Mastrisciani and Monty Mastrisciani pledged real property owned by them located in Brooklyn, New York as collateral for such loan. The security interest held by Seaway Capital in such collateral will be released on the closing date upon the repayment of the loan by the Company.

         In connection with a revolving line of credit provided by Entrepreneur Capital to the Company, the Company pledged all of its assets as collateral for such loan. In addition, Carmine Stella, the Company's President, and Chief Executive Officer personally guaranteed the Company's obligations to Entrepreneur Capital. The guaranty provided by Mr. Stella will terminate on the closing date upon repayment of the line of credit by the Company.

Terms Of The Asset Purchase Agreement

         The following is a summary of the significant provisions of the Asset Purchase Agreement. To fully understand the Asset Sale and the terms of the Asset Purchase Agreement, you should carefully read in its entirety the copy of the Asset Purchase Agreement that is included as Appendix A to this Information Statement and is incorporated herein by reference.

Purchase Price

         The Asset Purchase Agreement provides that, the Company will receive $9.3 million (subject to certain adjustments based upon sales made by Oak under the Sub-Distribution Agreement) payable as follows: $7.8 million to be paid at the closing of the transaction in immediately available funds and (ii) $1.5 million to be paid at the closing of the transaction in immediately available funds to the escrow agent. The Escrow Amount shall be held and disbursed pursuant to the terms of an escrow agreement between the Company, Oak and the Escrow Agent. In addition, within ten (10) days following the closing of the transaction, Oak will purchase from the Company its saleable inventory at an amount equal to the price paid by the Company for the inventory. At Oak's option, the Company shall assign to Oak all of its outstanding purchase orders for products not yet delivered by the respective brewer. Oak will pay such assigned invoices when due.

Escrow

         On the closing date of the Asset Sale, the Company, Oak and Dealy and Silberstein LLP, as escrow agent, will enter into an Escrow Agreement. Pursuant to the terms of the Escrow Agreement, at the closing, Oak will deposit $1.5 million of the purchase price in an escrow account with the escrow agent. This amount will be held to satisfy potential purchase price adjustments and any claims for indemnification that Oak may have for breaches of the Company's representations, warranties, covenants or other obligations in the Asset Purchase Agreement. Upon each of the 6 month, 12 month and 18 month anniversaries of the closing date, one third of this amount (less any outstanding claims for indemnification) shall be delivered by the escrow agent to Capital. The final distribution of these funds shall be delivered by the escrow agent to Capital upon the later of the 18 month anniversary of the closing date, or the date upon which all pending claims are resolved.

         In addition, from the $7.8 million cash purchase price to be delivered by Oak at closing, certain sums will be retained by the escrow agent specifically to repay outstanding creditors of Capital. It is currently anticipated that approximately $750,000 will be deposited with the escrow agent for this purpose.

Representations And Warranties

         The Asset Purchase Agreement contains various representations and warranties made by us for the benefit of Oak relating to, among other things:

         (a) Our organization, good standing, corporate power and authority;

         (b) Our corporate authorization in relation to the Asset Purchase Agreement, the related transactions and related transaction documents to which we are a party;

         (c) The absence of conflict with our organization documents, material contracts, or applicable law as a result of the execution and delivery of, and performance under, the Asset Purchase Agreement;

         (d) the absence of third party approvals required for consummation of the transactions contemplated by the Asset Purchase Agreement, except as disclosed in the Asset Purchase Agreement;

         (e) the capitalization of the Company;

         (f) the title to and condition of the Assets and lack of encumbrances upon such Assets;

         (h) except as otherwise disclosed, compliance in all material respects with applicable federal, state and local laws, rules, regulations and ordinances in connection with the Distribution Business and ownership of the Assets being sold,

         (i) Employee and labor matters;

         (j) Absence of governmental investigations relating to the Distribution Business;

         (k) Absence of claims for brokers' fees; and

         (m) legal proceedings relating to our exclusive distribution rights.

         The Asset Purchase Agreement also contains various representations and warranties made by Oak for our benefit relating to, among other things:

         (a) Its organization and good standing;

         (b) Its corporate authorization in relation to the Asset Purchase Agreement and the related transactions and related transaction documents to which it is a party;

         (c) The absence of conflict with Oak's organizational documents, contracts, or applicable law as a result of its execution and delivery of, and performance under, the Asset Purchase Agreement;

         (d) Absence of claims for brokers' fees; and

         (e) Its sufficient liquid assets to fund the purchase price at the closing of the transaction.

Covenants And Agreements Of The Company And Oak

         The Company and Oak have set forth various covenants and agreements in the Asset Purchase Agreement, including the following:

         Maintenance of Physical Assets. We have agreed to maintain and service the tangible Assets used in the conduct of the Distribution Business in the manner set forth in the business plan mutually agreed to by the Company and Oak (the "Business Plan").

         Compliance with Laws. We will comply with all laws applicable to the Distribution Business, the noncompliance of which would reasonably be expected to materially and adversely effect the Distribution Business or the related Assets.

         Proprietary Rights. We have agreed to not transfer, license, dispose of or permit to lapse any intellectual property right related to the Distribution Business or to disclose such intellectual property right to any person.

         Conduct of Business Pending Closing. We have generally agreed to conduct our business in accordance with the Business Plan. In furtherance of the foregoing, we have agreed, among other things: (i) to preserve existing shelf space and location for products on the premises of our customers; (ii) use reasonable best efforts to preserve existing draught lines on the premises of our customers; (iii) use reasonable best efforts to promote and distribute products to customers within a specified territory in accordance with the Business Plan; (iv) not sell products to certain customers in excess of volumes customarily purchased by such customers for like time intervals; and (v) use best efforts to preserve the goodwill of our customers, suppliers, and employees.

         No Solicitation of Similar Transactions. Subject to the fiduciary duties of our Board of Directors set forth in the Asset Purchase Agreement, we have agreed on our behalf and on behalf of our stockholders, directors, officers, employees, representatives, and agents not to directly or indirectly solicit or encourage any inquiry or offer, or initiate negotiations or discussions with, any other third party with respect to the purchase or sale of any of the Assets of the Company being sold to Oak in the Asset Sale, other than the consumption of inventory in the ordinary course. We have also agreed not to enter into any agreement with a third party with respect to the purchase or sale of any of the Assets of the Company being sold to Oak in the Asset Sale, other than the consumption of inventory in the ordinary course or afford access to our books, records or properties to any third party.

         Lists. We have agreed to deliver to Oak, on the closing date, (i) our current 2005 price list for products, (ii) our currently active on-premise and off-premise customers for products in the territory and (iii) a list of our creditors and the amounts due in respect thereof. We have agreed to pay and satisfy in full certain creditors to the reasonable satisfaction of Oak at or prior to the closing of the transaction and pay and satisfy in full all of our remaining creditors within ninety (90) days following the closing of the transaction.

         Brewer Approvals. We have agreed to use our best efforts to assist Oak in obtaining the written consent from certain brewers (as set forth in the Asset Purchase Agreement) of Oak as a distributor of brewer's products in a specified territory.

         Landlord Acknowledgement. We agreed to obtain a release issued by our landlord in favor of the Company of any liabilities arising under, resulting from or in connection with, the lease between Erie Basin Marine Associates, as landlord, and Prospect Beverages Inc., as tenant, for the lease of the property known as 700 Columbia Street, Erie Basin, Buildings #300 and 302, Brooklyn, New York (the "Lease"), and deliver a copy of such release to Oak at the closing of the transaction.

         Post-Closing Actions by the Company. We have agreed that, after closing of the Asset Sale, that we will execute and deliver to Oak such other instruments of conveyance and take such other actions as Oak may reasonably request in order to put Oak more fully in possession of any of the Assets or to better enable Oak to fully obtain the practical realization of the benefits, utilization and value of the Assets. The Company and each of the Majority Stockholders agreed to refrain from (i) acting as an authorized distributor of the products in the territory and (ii) engaging in wholesale transactions in the products resold in the territory.

         Confidentiality. After the closing, all information relating to our business and the acquired Assets will be deemed to be the confidential information of Oak. We have agreed to hold such confidential information in the strictest confidence, and not to disclose such confidential information without the prior written consent of Oak, except as required by law.

Conditions To Closing; Closing Date

         The closing of the transactions contemplated by the Asset Purchase Agreement is scheduled to take place five business days after at least 20 calendar days have elapsed following the date on which we send this Information Statement to our stockholders. Our obligation to complete the Asset Sale is subject to the satisfaction or waiver of, among others, the following conditions:

         (a) Oak's representations and warranties in the Asset Purchase Agreement that are qualified by materiality must be true and correct, and Oak's representations and warranties not so qualified must be true and correct in all material respects;

         (b) Oak must have complied in all material respects with the terms, covenants and conditions set forth in the Asset Purchase Agreement; and

         (c) Oak must have paid the purchase price and executed the Escrow Agreement.

         Oak's obligations to complete the Asset Sale are subject to the satisfaction or waiver of, among others, the following conditions:

         (a) Oak shall receive written approval of the Asset Purchase Agreement and Asset Sale by certain brewers named therein and a letter from such brewers appointing Oak as the distributor on an exclusive basis for certain products in a specified territory and the trade accounts located therein;.

         (b) Our representations and warranties in the Asset Purchase Agreement must be true and correct in all material respects;

         (c) We must have complied in all material respects with the terms, covenants and conditions set forth in the Asset Purchase Agreement;

         (d) The Majority Stockholders of the Company have approved the transaction;

         (e) Nothing shall have occurred resulting in a material adverse effect on the Distribution Business and the Assets;

         The condition set out in clause (d) has been satisfied by the delivery, by the Majority Stockholders, of a written consent dated September 15, 2005 approving the Asset Sale and the Asset Purchase Agreement.

         The parties are working toward completing the Asset Sale as quickly as possible. This Information Statement is being sent to you on or about November 10, 2005. We currently expect that the Asset Sale will close on or after December 5, 2005, which is the fifth business day after 20 calendar days have elapsed following the mailing date of this Information Statement.

Termination

         The Asset Purchase Agreement and the transactions contemplated thereby may be terminated at any time prior to the closing of the Asset Sale:

     o    The mutual written agreement of the Company and Oak;

     o by Oak, at its option, if there has been a material violation or breach of any of the covenants, representations, warranties or agreements made by us in the Asset Purchase Agreement;

     o by the Company, at its option, if there has been a material violation or breach of any of the covenants, representations, warranties or agreements made by Oak in the Asset Purchase Agreement

     o by Company (1) if, during the time period beginning on the date of the execution of the Asset Purchase Agreement and ending on the initial filing of the Information Statement (the "Initial Period"), the Company has discussions or negotiations with a third party the Company determines that it is necessary to terminate the Asset Purchase Agreement and pursue such discussions and negotiations in order to discharge their fiduciary duties, or (2) if, after the Initial Period, our board of directors duly exercises its fiduciary out, receives an opinion letter of counsel and accepts a superior offer from a third party.

     o by Oak, at its option, if any of the closing conditions precedent to its obligations have not been satisfied as of the closing of the transaction or if satisfaction of such a condition is or becomes impossible (other than through the failure of Oak to comply with its obligations) and Oak has not waived such condition on or before the closing of the transaction;

     o by the Company, at its option, if any of the closing conditions precedent to its obligations have not been satisfied as of the Closing Date or if satisfaction of such a condition is or becomes impossible (other than through the failure of the Company to comply with its obligations) and the Company has not waived such condition on or before the closing of the transaction;

     o by either Oak or the Company if the closing of the transaction does not occur within 90 days after the date of execution of the Asset Purchase Agreement;

     o by Oak, (1) at any time following the receipt of a competing bid notice plus seven (7) days so long as the Company has not ceased discussions with the party that gave rise to such termination right within such seven (7) day period, or (2) if the Company exercises its fiduciary out, irrespective of whether the Company accepts a superior offer;

     o by Oak, if, in connection with this Information Statement, Oak is required to provide (A) any financial information regarding Oak or any of its shareholders, or (B) any information in which Oak, in good faith, believes could put Oak at a competitive disadvantage; and

     o    by the Company,  if Oak refuses to provide the  financial  information
          and  the  SEC  is  unable  to  provide  its   approval   without  such
          information.

Indemnification

         Oak has agreed to indemnify, defend and hold harmless the Company and its directors, officers, stockholders, employees, representatives and agents from and against any and all damages or losses suffered or incurred arising from; (i) its breach or non-fulfillment of any agreement or covenant, or (ii) its breach or misrepresentation of any representations and warranties.

         We have agreed to indemnify, defend and hold harmless Oak and its directors, officers, stockholders, employees, representatives and agents from and against any and all damages or losses suffered or incurred arising from; (i) any of our liabilities or obligations, (ii) our breach or non-fulfillment of any agreement or covenant, (iii) our breach or misrepresentation of any representations and warranties and (iv) certain damages to Oak caused by our stockholders. To the extent that Oak's indemnification claims exceed the amounts placed in escrow, Oak will have a right of action against us for the excess. Our aggregate liability for such indemnification claims is limited to the purchase price under the Asset Purchase Agreement.

         The parties have agreed that the representations, warranties and covenants shall survive for 18 months from the closing date, except for claims for indemnity made by either the Company or Oak due to a breach of any of the representations, warranties and covenants occurring during such eighteen (18) month period, which will survive. The Company is not obligated to indemnify Oak unless the aggregate of all claims exceeds $20,000.

Terms of the Sub-Distribution Agreement

         The Company and Oak entered into a Sub-Distribution Agreement dated as of September 15, 2005 (the "Sub-Distribution Agreement"), pursuant to which Oak has become a sub-distributor of the Company of certain Pabst beers and malt beverages. A copy of the Sub-Distribution Agreement is included as Appendix B to this Information Statement and is incorporated herein by reference. The Sub-Distribution Agreement became effective when the Company filed this Information Statement with the Securities and Exchange Commission and shall terminate on the earlier of (i) the closing of the transactions contemplated by the Asset Purchase Agreement, (ii) the termination of the Asset Purchase Agreement, (iii) 90 days following September 15, 2005, or (iv) the earlier termination of the Sub-Distribution Agreement in accordance with its terms. Under the terms of the Sub-Distribution Agreement, Oak has the right to distribute the Pabst products to customers located in the five boroughs of New York City, and in exchange for such rights, Oak will pay Pabst directly for its product purchases and, during the first 45 days following the effective date of the Sub-Distribution Agreement, Oak will pay to the Company the following amounts for products received by Oak: (x) $.50 for each case of products and (y) $2.00 for each barrel of products. The purchase price to be paid by Oak to the Company in connection with the closing of the transactions contemplated by the Asset Purchase Agreement shall be reduced by an amount equal to the sum of: (i) $.25 for each case of products purchased by Oak and sold by Oak to customers in the territory, plus (ii) $.50 for each case of products purchased by Oak but not sold to such customers, plus (iii) $1.00 for each barrel of products purchased by Oak and sold by Oak to customers in the territory, plus (iv) $2.00 for each barrel of products purchased by Oak but not sold to such customers, all determined during such 45-day period. If the Sub-Distribution Agreement is terminated by either party for any reason, the Company will be required to promptly pay to Oak the credits described above.

         As a result of entering into the Sub-Distribution Agreement, Oak will service approximately 80% of existing customers and operating expenses for the Company will also be reduced by approximately 70%.

Dissenters' Rights

         In accordance with the Delaware General Corporation Law, our stockholders do not have dissenters' or appraisal rights in connection with the Asset Sale.

Certain Federal Income Tax Consequences

         The Asset Sale will be treated by the Company as a taxable transaction for federal and New York State income tax purposes. Any gain resulting from the sale will be offset against the Company's net operating loss carryforwards. However, utilization of these carryforwards generates an alternative minimum tax for both government bureaus. We do not expect the combination of both alternative tax liabilities for the two bureaus to exceed $100,000.

Accounting Treatment

         Upon completion of the Asset Sale, the Company will remove from its consolidated balance sheet the assets sold to Oak and will reflect the effect of the receipt and the use of the proceeds of the sale therein. The Company will record a gain on the sale of assets to Oak equal to the difference between the purchase price received and the book value of the assets sold in its consolidated statement of operations.

Government Approvals

         Except for compliance with the applicable regulations of the Securities and Exchange Commission in connection with this Information Statement and of the Delaware General Corporation Law in connection with the Asset Sale, we are not required to comply with any federal or state regulatory requirements, and no federal or state regulatory approvals are required in connection with Asset Sale (although we are required to obtain approvals for the assignment of certain contracts with governmental entities and for permits proposed to be transferred to Oak).

Voting Securities And Principal Holders Thereof

         As of the Record Date, there were outstanding 3,792,045 shares of Common Stock, $0.001 par value.

         The following table sets forth as of September 15, 2005, certain information with respect to the beneficial ownership of Common Stock by each person or entity known by the Company to be the beneficial owner of 5% or more of such shares, each officer and director of the Company, and all officers and directors of the Company as a group:

Name and Address of              Shares of Common             Percentage (%) of
Beneficial Owner(1)               Stock Owned(3)              Common Stock (3)
-----------------                ------------------          -------------------

Carmine Stella                        712,500                          18.8%

Anthony Stella                        237,500                           6.3%

Alex Matrisciani(2)                   237,500                           6.3%

Michael Matrisciani(2)                237,500                           6.3%

Daniel Matrisciani(2)                 237,500                           6.3%

Monty Matrisciani(2)                  237,500                           6.3%

Casimir Capital L.P.                1,000,000(4)                       20.9%
100 Broadway, 11th Floor
New York, NY 10005

All officers and  directors          1,900,000                         50.1%
as a group (nine (9) persons)

     (1) The address of each Stockholder shown above except as otherwise indicated is c/o Capital Beverage Corporation, 700 Columbia Street, Erie Basin, Building # 302, Brooklyn, New York 11231.

     (2) Alex Matrisciani, Michael Matrisciani, Daniel Matrisciani and Monty Matrisciani are brothers. Daniel Matrisciani and Michael Mastrisciani are each a director of the Company.

     (3) Beneficial ownership as reported in the table above has been determined in accordance with Item 403 of Regulation S-K of the Securities Act of 1933 and Rule 13(d)-3 of the Securities Exchange Act, and based upon 3,792,045 shares of Common Stock outstanding.

     (4) Includes warrants to purchase an aggregate of 1,000,000 shares of Common Stock, exercisable at $1.00 per share. Casimir Capital L.P. is delinquent in its filing of Schedule 13D and Form 3 with the Securities and Exchange Commission.

Where You Can Find Additional Information

         We file annual, quarterly and current reports, proxy and information statements and other information with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended. You may read and copy this information at the Public Reference Section at the Securities and Exchange Commission at 450 Fifth Street, NW, Judiciary Plaza, Washington, DC 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-732-0330. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information about issuers that file electronically with the SEC. The address of that site is http://www.sec.gov. Our public filings are also available to the public from commercial document retrieval services.

                                   Appendix A



                            ASSET PURCHASE AGREEMENT

                            ASSET PURCHASE AGREEMENT


         AGREEMENT, made as of the 14th day of September, 2005, by and between Capital Beverage Corporation, a Delaware corporation with offices located at 700 Columbia Street, Erie Basin, Building # 302, Brooklyn, New York 11231 ("Seller") and Oak Beverages Inc., a New York corporation with offices located at One Flower Lane, Blauvelt, New York 10913 ("Purchaser").

                               W I T N E S S E T H

         WHEREAS, Seller is in the business of marketing, selling and distributing at wholesale certain alcoholic beverage products (the "Distribution Business");

         WHEREAS, Seller desires to sell, and cause to be transferred, assigned and conveyed to Purchaser, and Purchaser desires to accept and purchase, certain distribution rights and related assets of Seller relating to the Distribution Business, subject to the terms and conditions hereinafter set forth;

         NOW, THEREFORE, in consideration of the foregoing premises, the mutual covenants and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

         1. Definitions. For purposes of this Agreement, the following terms shall have the following meanings and, as the context requires, the singular shall include the plural:

                  (a) The term "Applicable Laws" shall have the meaning specified in paragraph 5(g).

                  (b) The term "Assumption Notice" shall have the meaning specified in paragraph 7(c)(i).

                  (c) The term "Authorizations" shall have the meaning specified in paragraph 5(g).

                  (d) The term "Bankruptcy Code" shall have the meaning specified in paragraph 5(r).

                  (e) The term "Bottle Bill" means New York Environmental Conservation Law ss.ss.27-1001 et seq. and the regulations promulgated thereunder.

                  (f) The term "Breweries" shall have the meaning specified in paragraph 2(b).

                  (g) The term "Business Plan" shall have the meaning specified in paragraph 8(a)(i).

                  (h) The term "Capital Acquired Assets" shall have the meaning specified in paragraph 2.

                  (i) The term "Case Equivalents" means 288 fluid ounces (an amount equivalent to a standard case of 24/12 ounce bottles) whether such Products were in actual case goods or draught form.
                  (j) The term "Cash Portion" shall have the meaning specified in paragraph 3(a)(iii).

                  (k) The term "Closing" shall have the meaning specified in paragraph 10(a).

                  (l) The term "Closing Date" means the date specified in paragraph 10(a).

                  (m) The term "Collective Bargaining Agreement" means the agreement between Soft Drink and Brewery Workers Union Local 812 and Capital Beverage Corp., dated February 1, 2000.

                  (n) The term "Competing Bid Notice" shall have the meaning specified in paragraph 8(a)(vi)(B).

                  (o) The term "Controlling Shareholders" shall have the meaning specified in paragraph 5(e)(ii).

                  (p) The term "Damages" shall have the meaning specified in paragraph 7(a).

                  (q) The term "Defense Conditions" shall have the meaning specified in paragraph 7(c)(i).

                  (r) The term "Disclosure Schedule" shall have the meaning specified in paragraph 5(a).

                  (s) The term "Distribution Business" shall have the meaning specified in the Recitals.

                  (t) The term "Distribution Agreements" shall have the meaning specified in paragraph 2(b).

                  (u) The term "Environmental Laws" shall have the meaning specified in paragraph 5(k).

                  (v) The term "Employee Benefit Plan" shall have the meaning specified in paragraph 5(j).

                  (w) The term "Escrow Agent" means Dealy & Silberstein, LLP, as escrow agent.

                  (x) The term "Escrow Agreement" shall have the meaning specified in paragraph 3(b).

                  (y) The term "Escrow Amount" shall have the meaning specified in paragraph 3(a)(iii).

                  (z) The term "Escrow Property" shall mean the total amount held in escrow by the Escrow Agent pursuant to the terms of the Escrow Agreement.

                  (aa) The term "Exclusive Distribution Rights" shall have the meaning specified in paragraph 2(b).

                  (bb) The term "Fiduciary Out" shall have the meaning specified in paragraph 8(a)(vi)(C).

                  (cc) The term "Governmental Authority" shall have the meaning specified in paragraph 5(g).

                  (dd) The term "Home D Customers" shall have the meaning specified in paragraph 8(a)(iv)(B).

                  (ee) The term "Increased Escrow Amount" shall have the meaning specified in paragraph 3(b).

                  (ff) The term "Indemnification Notice" shall have the meaning specified in paragraph 7(c).

                  (gg) The term "Information Statement" shall have the meaning specified in paragraph 8(a)(viii).

                  (hh) The term "Initial Period" shall have the meaning specified in paragraph 8(a)(vi)(B).

                  (ii) The term "Insider Secondary Creditors" shall have the meaning specified in paragraph 3(a).

                  (jj) The term "Liabilities" shall include, without limitation, any direct or indirect indebtedness, guaranty, endorsement, claim, loss, damage, deficiency, cost, expense, obligation or responsibility, fixed or contingent, accrued or unaccrued, known or unknown, choate or inchoate, asserted or unasserted, conditional or unconditional, matured or unmatured, liquidated on unliquidated, secured or unsecured, secondary or other.

                  (kk) The term "Lien" means claims, restrictions, charges, set-offs, security interests, interests, Liabilities, adverse claims, defects in title and any other encumbrance, interest or lien.

                  (ll) The term "Other Benefit Obligations" shall have the meaning specified in paragraph 5(j).

                  (mm) The term "Person" means any natural person, corporation, division of a corporation, partnership, trust, joint venture, association, firm, company, limited liability company, estate, unincorporated organization or Governmental Authority.

                  (nn) The term "Primary Creditors" shall have the meaning specified in paragraph 8(a)(xiv).

                  (oo) The term "Proceeding" shall have the meaning specified in paragraph 3(c)(xv).

                  (pp) The term "Products" shall have the meaning specified in paragraph 2(b).

                  (qq) The term "Proprietary Rights" means all patents, copyrights, trademarks, service marks, trade names, slogans, and all applications therefor (together with all amendments, improvements and/or enhancements to the foregoing), trade secrets, customer lists, data bases, ideas, know-how, customer contacts and other proprietary rights and information (whether or not registered with any Governmental Authority), based, in whole or in part, or included in or covering or relating to Seller's Distribution Business and the Capital Acquired Assets, or products or services relating thereto, some of the foregoing being more specifically described in Schedule 1(v) of the Disclosure Schedule. Such schedule shall also identify all applicable registration numbers and pending registrations.

                  (rr) The term "Purchaser" means Oak Beverages, Inc. ("Oak") and/or its successors and assigns, including, without limitation, any designee appointed by Oak pursuant to paragraph 16(j).

                  (ss) The term "Purchase Price" shall have the meaning specified in paragraph 3(a).

                  (tt) The term "Related Party Claims" shall have the meaning specified in paragraph 9(c)(iii).

                  (uu) The term "Saleable Inventory" shall have the meaning specified in paragraph 4(a).

                  (vv) The term "SEC" shall have the meaning specified in paragraph 5(e)(iii).

                  (ww) The term "SEC Sign-Off" shall have the meaning specified in paragraph 8(a)(viii).

                  (xx) The term "Secondary Creditors" shall have the meaning specified in paragraph 8(a)(xiv).

                  (yy) The term "Secondary Creditors Escrow Amount" shall have the meaning specified in paragraph 3(a).

                  (zz) The term "Secondary Creditors Release Amount" shall have the meaning specified in paragraph 3(a).

                  (aaa) The term "Securities Laws" shall have the meaning specified in paragraph 5(e).

                  (bbb) The term "Seller" means Capital Beverage Corporation and its successors and assigns.

                  (ccc) The term "Seller Documents" shall have the meaning specified in paragraph 5(b).

                  (ddd) The term "Seller Retained Liabilities" shall have the meaning specified in paragraph 3(c).

                  (eee) The term "Sub-Distribution Agreement" means that certain sub-distribution agreement between Oak and Seller, in a form attached hereto as Exhibit A.

                  (fff) The term "Superior Offer" shall have the meaning specified in paragraph 8(a)(vi)(C).

                  (ggg) The term "Surrender Letter" shall have the meaning specified in paragraph 8(a)(xii).

                  (hhh) The term "Termination Fee" shall have the meaning specified in paragraph 12(c).

                  (iii) The term "Territory" shall have the meaning specified in paragraph 2(b).

                  (jjj) The term "Undisclosed Liability" shall have the meaning specified in paragraph 9(c)(iii).

                  (kkk) The term "Unresolved Pre-Closing Claims" shall have the meaning specified in paragraph 3(b).

                  (lll) The term "WARN Act" shall have the meaning specified in paragraph 3(b)(xiii).

         2. Purchase and Sale. (a) Upon the terms and subject to the conditions hereof, at the Closing, Seller shall sell, convey, assign, transfer and set over to Purchaser and Purchaser, in reliance upon Seller's representations and warranties made herein, shall purchase and acquire from Seller on the Closing Date, for the consideration hereinafter set forth, the following assets (collectively, the "Capital Acquired Assets"):

                           (i) Exclusive Distribution Rights;

                           (ii) Proprietary Rights;

                           (iii) Seller's on-premises and off-premises customer
lists; and

                           (iv) All point-of sale (P.O.S.) materials.

                  (b) For purposes of this Agreement, the term "Exclusive Distribution Rights" means the exclusive right, title, interest and claims (i) to purchase directly from the breweries specified on Schedule 2(b) of the Disclosure Schedule (collectively, the "Breweries") certain products marketed, sold, imported or supplied by the Breweries as set forth on Schedule 2(b) of the Disclosure Schedule (collectively, the "Products"), and to market, sell and distribute at wholesale on an exclusive basis, the Products in the territory specified on Schedule 2(b) of the Disclosure Schedule (the "Territory") arising from or related to one or more oral and/or written distribution agreements and any related commercial relationships between Capital on the one hand and each of the Breweries on the other hand (collectively, the "Distribution Agreements") including, without limitation, any right or claim Capital may have against the Breweries or their respective successors and assigns; and (ii) in and to supplier and customer based, intangible assets and related distribution rights derived from marketing, selling, distributing and merchandising the Products in the Territory.

         3.       Purchase Price; Credits; Assumption of Liabilities; Payment.

                  (a) In consideration of the sale of the Capital Acquired Assets by Seller to Purchaser pursuant hereto and upon the terms and subject to the conditions hereof, Purchaser shall pay Nine Million Three Hundred Thousand U.S. Dollars ($9,300,000.00) (the "Purchase Price").

                  At Closing, the Purchase Price will be reduced by, and Purchaser will receive a credit in, an aggregate amount equal to the sum of: twenty-five cents ($0.25) for each case of Products purchased by Oak and sold by Oak to customers in the Territory pursuant to the Sub-distribution Agreement, plus fifty cents ($0.50) for each case of Products purchased by Oak pursuant to the Sub-distribution Agreement, but not sold to such customers, plus One Dollar ($1.00) for each barrel of Products purchased by Oak pursuant to the Sub-distribution Agreement, and sold by Oak to customers in the Territory, plus Two Dollars ($2.00) for each barrel of Products purchased by Oak pursuant to the Sub-distribution Agreement, but not sold to such customers, all pursuant to the Sub-Distribution Agreement, in accordance with its terms. In addition, at Closing, the Purchase Price will be reduced by, and Oak will receive a credit at Closing in, an amount equal to: (i) to all costs and expenses incurred by Oak on account of Oak's redemption, collection and handling of all of the empty beverage containers of Products under the Bottle Bill due to Capital's failure to do so in accordance with the provisions of the Business Plan; and (ii) the costs and expenses incurred by Oak on account of Oak's redemption, collection and handling of empty beverage containers of Products under the Bottle Bill during the first thirty (30) days after the effective date of the Sub-Distribution Agreement, but only to the extent such costs and expenses exceed Ten Thousand Dollars (US $10,000.00). The amounts of credits specified in this paragraph 3(a) will be reasonably substantiated by Oak.

     Subject to these credits, and the adjustment set forth in paragraph 3(b) below, the Purchase Price shall be paid as follows:

                           (i) by wire transfer to the account of the Escrow
Agent as specified by the Escrow Agent, as escrow agent, in the aggregate principal amount necessary to pay and satisfy in full the claims of all the Primary Creditors and Secondary Creditors (each as defined in paragraph 8(a)(xiv)), as determined pursuant to paragraph 8(a)(xiv), less the initial Secondary Creditor Release Amount (as hereinafter defined) made by Purchaser pursuant to paragraph 3(a); and

                           (ii) by wire transfer to the account specified by
Seller, or by certified or bank check drawn on a New York clearing house bank, payable to the order of Seller, in the aggregate principal amount of Seven Million Eight Hundred Thousand Dollars ($7,800,000.00) minus the amount of credits specified in paragraph 3(a), and the amount wired in the account of the Escrow Agent as specified in paragraph 3(a)(i) (the aggregate amounts payable pursuant to paragraphs 3(a)(i) and 3(a)(ii) are collectively referred to as the "Cash Portion"); and

                           (iii) by wire transfer to the account specified on
Schedule 3(a)(iii) of the Disclosure Schedule, or by certified or bank check drawn on a New York clearinghouse bank, payable to the order of Escrow Agent, as escrow agent, in the aggregate principal amount of One Million Five Hundred Thousand Dollars ($1,500,000.00) (the "Escrow Amount").

                           Notwithstanding paragraph 3(a)(i), Seller may elect
to have a portion of the Purchase Price paid by instructing Purchaser to remit payments directly to any or all Primary Creditors or certain Secondary Creditors (excluding only "Insider Secondary Creditors" (as defined below)), as and for payment and satisfaction in full of the claims of such Primary Creditors and Secondary Creditors. In such event, Seller shall give Purchaser at least three (3) business days prior written notice setting forth that: (i) it requests Purchaser remit, as part of the Purchase Price, payments toward satisfaction in full of the claims of certain Primary Creditors and Secondary Creditors, (ii) the name and address of such Primary Creditors and Secondary Creditors, (iii) the amounts necessary to satisfy in full the claim of such Primary Creditors and Secondary Creditors, and (iv) payoff letters, final invoices or statements (including account numbers, if applicable) issued by such Primary Creditors and Secondary Creditors, and verified by Seller as to the total outstanding balance due to such Primary Creditors and Secondary Creditors. Purchaser will thereupon bring to the Closing certified or bank checks payable to such Primary Creditors and Secondary Creditors, in the amounts represented by Seller as required to satisfy in full the claim of the Primary Creditors and Secondary Creditors, for which such respective payments are to be made. Promptly after the Closing Date, Seller will submit documentary evidence to Purchaser as proof of satisfaction of the claims of such Primary Creditors and Secondary Creditors, to the reasonable satisfaction of Purchaser. For purposes of this Agreement, an "Insider Secondary Creditor" is a shareholder, officer, director, affiliate, agent or representative of the Seller.

                  The Escrow Agent will disburse the amount of funds received pursuant to paragraph 3(a)(i) as follows:

                           (A) at the Closing, Escrow Agent shall pay all
amounts then due and owing to each of the Primary Creditors as specified on the creditors list as set forth on Schedule 8(a)(xiv) of the Disclosure Schedule (as updated pursuant to paragraph 8(a)(xiv)) (other than the Primary Creditors that were paid at Closing by checks remitted by Purchaser as specified above). Each of Purchaser and Seller will provide Escrow Agent with a joint written instruction to that effect, as more particularly specified in paragraph 10(b)(vii); and

                           (B) it is the intention of the parties that the
amounts to be held in escrow by the Escrow Agent for the payment and satisfaction of the claims of all of the Secondary Creditors, pursuant to paragraph 3(a)(i) (the "Secondary Creditors Escrow Amount") be released in twenty-five percent (25%) increments (the "Secondary Creditors Release Amount") to Seller, in trust, solely for the purpose of providing Seller with the ease and flexibility of promptly settling and satisfying in full the claims of all of the Secondary Creditors. Accordingly, and notwithstanding paragraph 3(a)(i), Purchaser will pay at Closing, as part of the Purchase Price, an initial Secondary Creditors Release Amount, directly to Purchaser. After the Closing, and provided Seller presents to Purchaser proof to the reasonable satisfaction of Purchaser of the satisfaction of the claims of the Secondary Creditors for which it received the initial Secondary Creditors Release Amount at Closing, and of the claims of the Secondary Creditors which Purchaser directly paid at Closing, if any, pursuant to Seller's instructions, Purchaser will authorize the Escrow Agent to release the next Secondary Creditors Release Amount to the Seller, in trust, in accordance with the terms of this Agreement. Seller will use such Secondary Creditors Release Amount to pay at least twenty-five percent (25%) of the aggregate claims of all the Secondary Creditors as specified on Schedule 8(a)(xiv) of the Disclosure Schedule (as updated pursuant to paragraph 8(a)(xiv)), all subject to and in accordance with the terms and provisions of the Escrow Agreement.

                  Upon presentation by Seller to Purchaser of proof to the reasonable satisfaction of Purchaser of: (i) the satisfaction of the claims of the Secondary Creditors paid by Purchaser directly at Closing, if any, and (ii) that not less than fifty percent (50%) of the aggregate claims of Secondary Creditors have been paid and satisfied in full, Purchaser will authorize Escrow Agent to release the next Secondary Creditors Release Amount to the Seller.

                  With respect to such next Secondary Creditors Release Amount, Seller shall remit payments toward the satisfaction in full of the claims of such other Secondary Creditors in accordance with the procedures set forth in this paragraph 3(a)(iii)(B). This procedure shall be repeated until the aggregate of all claims of Secondary Creditors have been paid and satisfied in full, as established by proof to the reasonable satisfaction of Purchaser. In any event, all claims of Secondary Creditors shall be paid and satisfied in full within ninety (90) days after the Closing Date. To the extent there are any funds remaining in escrow on account of claims of Secondary Creditors after ninety (90) days, such funds will be released to Seller upon the earlier of: (i) the presentation to Purchaser of proof to the reasonable satisfaction of Purchaser that the aggregate of all claims of Secondary Creditors have been paid and satisfied in full; or (ii) twelve (12) months after the Closing Date, provided that no claim of any Secondary Creditors has been made, asserted, alleged or instituted against Purchaser for which a portion of the Purchase Price is held in escrow by the Escrow Agent as security for the payment of Secondary Creditors pursuant to paragraph 3(a)(i).

                  In the event any Secondary Creditors Release Amount exceeds the amounts expended by Seller to pay and satisfy in full twenty-five percent (25%) of the aggregate claims of all Secondary Creditors for which it has been released, Seller will be entitled to retain the difference thereof.

                  (b) In the event that third party claims are asserted, alleged or instituted in writing against Purchaser during the period commencing on the date hereof and ending on the Closing Date arising out of, relating to, or resulting from, Purchaser entering into this Agreement or the Sub-Distribution Agreement or the transactions contemplated thereunder or hereunder, and those claims remain unsatisfied as of the Closing Date (the "Unresolved Pre-Closing Claims"), then the Cash Portion shall be reduced, and the Escrow Amount shall be increased, each by an amount equal to the amount of the Unresolved Pre-Closing Claims (the "Increased Escrow Amount"), provided however, that the Escrow Amount shall not be increased based upon claims asserted against Purchaser that are (i) claims for personal injuries (except product liability claims) resulting from

Purchaser's negligence; (ii) labor or employment related claims by Purchaser's employees against Purchaser due to Purchaser's acts or omissions but specifically excluding (among other things) claims relating to acts or omissions of Seller or Seller's employees; or (iii) claims resulting from Purchaser's gross negligence. Seller shall use reasonable best efforts to resolve and satisfy such Unresolved Pre-Closing Claims (which resolution may occur following the Closing Date). Upon prior written notice by Seller to Purchaser and Purchaser's counsel, and upon the prior written consent of Purchaser, Seller shall be permitted to utilize the Increased Escrow Amount but only as follows:
Seller will be permitted to utilize only such portion of the Increased Escrow Amount as is necessary to resolve and satisfy a particular Unresolved Pre-Closing Claim, not to exceed the portion of the Increased Escrow Amount attributable to that particular claim and only to the extent Seller provides Purchaser with reasonable documentation evidencing that such claim is satisfied. Purchaser will give such prior written consent provided that: (x) such amount does not exceed the portion of the Increased Escrow Amount attributable to that particular claim, and (y) the Escrow Agent shall have in its possession, prior to the payment of such funds, a full general release signed by the Unresolved Pre-Closing Claimant releasing all claims against Seller and Purchaser related to the Unresolved Pre-Closing Claim in question, which Escrow Agent will promptly provide to Purchaser. The Escrow Amount will be held and disbursed pursuant to the terms of an escrow agreement between Purchaser, Seller and the Escrow Agent (the "Escrow Agreement"), a form of which is attached hereto as Exhibit B.

                  (c) Seller acknowledges and agrees that Purchaser is acquiring the Capital Acquired Assets hereunder without any assumption of any obligations or Liabilities of Seller or the Distribution Business (collectively, "Seller Retained Liabilities") of any kind, whether such Liabilities or obligations relate to payment, performance or otherwise, it being understood that all of the Seller Retained Liabilities shall remain the sole responsibility of, and shall be retained, paid, performed, and/or discharged solely by, the Seller.

         Accordingly, Purchaser shall not be deemed to have assumed, nor shall Purchaser be liable or responsible for, any of the Seller Retained Liabilities. Notwithstanding anything to the contrary contained herein, and without limiting the foregoing, the following shall include, without limitation, "Seller Retained Liabilities" for the purposes of this Agreement:

         (i) any Liability or obligation of the Seller arising under this Agreement;

         (ii) any Liability or obligation arising from any product liability claim in respect of the products sold by Seller prior to the Closing Date;

         (iii) any Liability or obligation for any Taxes, including without limitation (1) any Taxes arising as a result of Seller's operation of the Distribution Business or ownership of the Capital Acquired Assets before the Closing Date, (2) any Taxes that will arise as a result of the sale of the Capital Acquired Assets pursuant to this Agreement, and (3) any liability for deferred Taxes of any nature;

         (iv) all personal property sales and use taxes assessed by any Governmental Authority with respect to Seller's operation of the Distribution Business or ownership of the Capital Acquired Assets to the extent such assessment is allocable to any period prior to and including the Closing Date;

         (v) any cost, damage, expense, Liability, obligation, or other responsibility arising from or under any federal, state, local or foreign law (including common law), statute, code, ordinance, rule, regulation or other requirement relating to the Environmental Laws;

         (vi) all Liabilities and obligations of Seller under the Bottle Bill.

         (vii) any Liability or obligation arising under any written or oral agreement that is not expressly transferred to Purchaser under this Agreement;

         (viii) any Liability or obligation relating to Employee Benefit Plan and Other Benefit Obligations;

         (ix) all Liabilities and obligations of Seller arising under the Collective Bargaining Agreement;

         (x) any Liability or obligation under any employment, severance, retention or termination agreement with any employee of Seller;

         (xi) any Liability or obligation arising out of or related to any employee grievance commenced or relating to periods prior to the Closing Date whether or not the affected employees become employees of Purchaser;

         (xii) all Liabilities and obligations of Seller under the Distribution Agreements;

         (xiii) all Liabilities and obligations of Seller under the Workers Adjustment and Retaining Notification Act, as amended ("WARN Act");

         (xiv) any Liability or obligation to distribute to the shareholders of Seller or otherwise apply all or any part of the consideration received hereunder;

         (xv) any Liability or obligation arising out of any existing action, arbitration, audit, hearing, claim, investigation, litigation, or suit (whether civil, criminal, administrative, investigative, or informal) commenced, brought, conducted, or heard by or before, or otherwise involving, any Governmental Authority or arbitrator ("Proceeding") whether or not set forth in any exhibit or Schedule delivered to Purchaser, or any Proceeding arising out of, or relating to, any occurrence or event happening before the Closing Date;

         (xvi) any Liability or obligation arising out of or resulting from Seller's non-compliance with any Applicable Laws, including without limitation, Securities Laws, or any order, injunction, judgment, decree, ruling, assessment or arbitration award;

         (xvii) any Liability or obligation based upon acts or omissions of Seller occurring after the Closing Date;

         (xviii) any withdrawal liability resulting from or arising out of the Collective Bargaining Agreement;

         (xix) any early termination costs, expenses, or other Liabilities resulting from or arising out of the withdrawal from the Workers Compensation Group Self-Insurance Plan; and

         (xx) any other Liability or obligation of Seller, including any Liability or obligation directly or indirectly arising out of or relating to the operation of the Distribution Business or ownership of the Capital Acquired Assets prior to the Closing Date, whether contingent or otherwise, fixed or absolute, known or unknown, matured or unmatured, or present, future or otherwise.

                  (c) This Agreement does not constitute an assignment of the Distribution Agreements to Purchaser nor a delegation of Seller's duties thereunder. Accordingly, Seller hereby acknowledges and agrees that Purchaser has not assumed, nor shall Purchaser be liable for, any obligations or liabilities arising out of or relating to any of the Distribution Agreements.

                  (d) The Capital Acquired Assets shall be transferred, assigned, conveyed and delivered to Purchaser free and clear of any and all Liens.

                  (e) The Purchase Price to be paid hereunder for the transfer of the Capital Acquired Assets shall be allocated by Purchaser and Seller as set forth on Schedule 3(e) of the Disclosure Schedule. Purchaser and Seller shall reflect the Capital Acquired Assets upon their respective books and records for tax reporting purposes in accordance with such schedule and shall file all tax returns in accordance with and based upon such schedule. Purchaser and Seller shall not take a position that is inconsistent with such schedule in any proceeding or investigations before any court, arbitrator or Governmental Agency.

         4. Purchase of Inventory from Seller; Assumption of Open Orders.

                  (a) Within ten (10) days following the Closing Date, Purchaser shall purchase from Seller and Seller shall sell to Purchaser all of Seller's Saleable Inventory of Products. The purchase price for Saleable Inventory is Seller's "laid in cost" for the respective Products. "Saleable Inventory" means undamaged Products (including, without limitation, packaging) that are within 90 days of the respective Brewers' currently published date code criteria and applicable freshness policies. Saleable Inventory will be delivered f.o.b. Seller's Brooklyn plant, loaded onto Purchaser's trucks, at which time Purchaser will pay Seller for same as it is delivered. Saleable Inventory will be delivered to Purchaser free from any and all Liens. All payments for Saleable Inventory will be made by company check. "Laid in cost" means the price paid by Seller for the Products in question for delivery at the applicable f.o.b. shipping points plus freight charges incurred by Seller in transporting the Products from such delivery point to its warehouse plus all state or local taxes paid by Seller with respect to the purchase of such Product. Saleable Inventory will be reasonably determined by Purchaser pursuant to a physical inventory to be performed by Purchaser and Seller after business hours on a date mutually agreed upon by them.

                  (b) As of the Closing Date, Seller shall assign to Purchaser, at Purchaser's option, all of Seller's outstanding purchase orders for Products not yet delivered by the respective Brewer; Purchaser will pay such assigned invoices when due.

         5. Representations and Warranties of Seller. Seller hereby represents and warrants to Purchaser that:

                  (a) Corporate Existence and Rights. Seller is a corporation validly organized, duly existing and in good standing under the laws of the jurisdiction of its incorporation and as a foreign corporation in each jurisdiction where the conduct of Seller's Distribution Business requires Seller to be so qualified, all of which jurisdictions are listed on Schedule 5(a) of the disclosure schedule (the "Disclosure Schedule"). Seller has the power and authority and the legal right to own and operate its Distribution Business, to own the Capital Acquired Assets and to lease the property it operates and to conduct the business in which it is currently engaged. Seller does not currently have any subsidiaries nor does it have any interest in any other Person not disclosed on Schedule 5(a) of the Disclosure Schedule.

                  (b) Corporate Power, Authorization and Enforceable Obligations. Seller has the power, authority and legal right to execute and deliver this Agreement and to consummate the transactions contemplated hereby and has taken all necessary corporate action duly authorizing the execution and delivery of this Agreement and the transactions contemplated hereunder, assuming that the Controlling Shareholders execute and deliver the consents specified in paragraph 8(a)(vii), and subject to the Seller's compliance with Regulation 14C of the Securities Exchange Act of 1934, as amended. Assuming that the Controlling Shareholders execute and deliver the consents specified in paragraph 8(a)(vii), and subject to the Seller's compliance with Regulation 14C of the Securities Exchange Act of 1934, as amended, all shareholder action will be taken to duly authorize the execution and delivery of this Agreement and the transactions contemplated hereunder. This Agreement, including the Disclosure Schedule have been, and the other documents, instruments and certificates required to be delivered by Seller pursuant to paragraph 10(b) hereof (collectively, the "Seller Documents") will be, duly executed and delivered on behalf of Seller by duly authorized officers of Seller, and this Agreement constitutes, and the Seller Documents when executed and delivered will constitute, a legal, valid and binding obligation of Seller, enforceable against it in accordance with their respective terms.

                  (c) Validity of Contemplated Transactions, etc. Except as otherwise expressly set forth on Schedule 5(c) of the Disclosure Schedule, the execution and delivery and performance of this Agreement and the Seller Documents by Seller, and the consummation of the transactions contemplated hereby and thereby, do not and will not violate, conflict with or result in the breach of any term, condition or provision of, or require the consent of or filing with any other Person under (i) any Applicable Laws to which Seller is subject, (ii) any judgment, order, writ, injunction, decree or award of any court, arbitrator or Governmental Authority which is applicable to Seller, (iii) the articles of incorporation, charter documents or by-laws of Seller or any securities issued by Seller, or (iv) any mortgage, indenture, agreement, contract, commitment, lease or other instrument, document, agreement or understanding, oral or written, to which Seller is a party, by which Seller may have rights or by which any of the Capital Acquired Assets may be bound or affected, or give any party with rights thereunder the right to terminate, modify, accelerate or otherwise change the existing rights or obligations of Seller thereunder. Except as otherwise expressly set forth on Schedule 5(c) of the Disclosure Schedule, no authorization, approval or consent of, and no registration or filing with or other act in respect of, any other Person is required in connection with the execution, delivery or performance of this Agreement or the Seller Documents by Seller or the consummation of the transactions contemplated hereby and thereby. The execution, and delivery and performance of this Agreement or the Seller Documents by Seller and the Controlling Shareholders do not and will not result in or require the creation or imposition of any Lien on the Capital Acquired Assets or any portion thereof.

                  (d) No Interest In Other Entities; No Third Party Options. Except for interests in Persons described in Schedule 5(d) of the Disclosure Schedule, no shares of any corporation or any ownership or other investment interest, either of record, beneficially or equitably, in any association, partnership, joint venture or other legal entity are included in the Capital Acquired Assets. As of the date of this Agreement there are no, and as of the Closing Date, there will be no existing agreements, contacts, options, commitments or rights with, of or to any Person to acquire any of the Capital Acquired Assets or rights included in such assets or any interest therein. Purchaser will not incur any liability, cost or expense in connection with the consummation of the transactions contemplated by this Agreement to any third party with whom Seller or its agents or representatives have had discussions or negotiations regarding the sale, transfer, assignment or disposition of all or a portion of the Capital Acquired Assets or the Distribution Business.

                  (e) Capitalization. (i) The authorized capital stock of the Seller (the "Capital Stock") consist of Twenty Million (20,000,000) shares of common stock, with a par value of $0.001 per share, of which 3,792,045 shares are issued and outstanding, and One Million (1,000,000) shares of preferred stock, with a par value of $0.01 per share, of which none are issued and outstanding. Except as set forth in Schedule 5(e) of the Disclosure Schedule, there are no outstanding subscriptions, options, convertible security rights (pre-emptive or otherwise), warrants, calls or agreements relating to any shares of Capital Stock. Except as set forth in Schedule 5(e) of the Disclosure Schedule, and other than the Capital Stock, no other equity or other security of the Seller is issued and outstanding. No legend or other reference to any purported Lien or transfer restrictions appear upon any certificate representing the stock or any of the other capital stock of the Seller. The stock has been duly authorized and validly issued, is fully paid and non-assessable, was not issued in violation of the terms of any agreement binding on the Seller and was issued in compliance with the Seller's certificate of incorporation and by-laws. Except as otherwise set forth in Schedule 5(e) of the Disclosure Schedule, there are no agreements relating to the issuance, sale or transfer of any capital stock or other securities of the Seller including, without limitation, subscriptions, options, warrants, calls, commitments, debentures or any other rights of any character to purchase, convert into or otherwise acquire any shares of capital stock or other securities of the Seller. None of the outstanding Capital Stock of the Seller was issued in violation of the Securities Act of 1933, as amended, and any other applicable federal or state securities laws and the rules and regulations promulgated thereunder (collectively, the "Securities Laws"). The Seller does not own, nor does it have any agreement to acquire, any capital stock or other securities, or any direct or indirect equity or other interest in or to, any other Person or business.

                           (ii) Carmine Stella, Anthony Stella, Alex
Matrisciani, Michael Matrisciani, Daniel Matrisciani and Monty
Matrisciani (collectively, the "Controlling Shareholders") are the record and beneficial owners of 50.1% of all of the issued and outstanding Capital Stock of the Seller, free and clear of all Liens. Provided the Controlling Shareholders vote in favor of consummating the transactions contemplated hereby, Seller is not and will not be required, under any circumstances, to solicit proxies from its remaining shareholders in order to execute and perform this Agreement and consummate the transactions contemplated hereby. Instead, Seller will only be required to file an Information Statement in order to obtain requisite shareholder approval of this Agreement and the transactions contemplated hereunder.

                           (iii) The filing and distribution of the Information
Statement, without initiating a proxy solicitation process, is sufficient to obtain the requisite stockholder approval to execute and deliver this Agreement and to consummate the transactions contemplated hereunder, and is in accordance with the Securities Laws, the regulations of the U.S. Securities and Exchange Commission (the "SEC"), and the laws of the State of Delaware.

                           (iv) In connection with the filing and distribution
of the Information Statement, Seller acknowledges and agrees that Purchaser has no obligation to furnish any (A) financial information concerning Purchaser or any of its shareholders, or (B) any information which Purchaser, in good faith, believes could put Purchaser at a competitive disadvantage. Purchaser will have no liability for failing to provide such information, and Purchaser will have the right to terminate this Agreement pursuant to paragraph 12(a)(x) in the event the SEC requests or requires Purchaser to furnish such information.

                  (f) Title to Properties. Condition of Tangible Assets. Except as set forth in Schedule 5(f) of the Disclosure Schedule, Seller is the sole and exclusive legal and beneficial owner of the Capital Acquired Assets and has and will transfer to Purchaser at the Closing, good, valid and marketable title in and to such assets, free and clear of any and all Liens. The asset sale contemplated hereby will, on the Closing Date, vest in Purchaser all right, title, and interest in and to the Capital Acquired Assets, free and clear of any and all Liens created by, or imposed upon, Seller or any of its assets.

                  (g) Compliance With Laws. Except as otherwise specified in
Schedule 5(g) of the Disclosure Schedule: (i) as of the date of this Agreement, Seller is, and as of the Closing Date will be, in full compliance with all federal, state and local laws, rules, regulations and ordinances (collectively, "Applicable Laws") that are or were applicable to it or to the conduct or operation of the Distribution Business or the ownership or use of any of the Capital Acquired Assets including, without limitation, the Securities Laws and Environmental Laws; (ii) no event has occurred or circumstance exists that (with or without notice or lapse of time) (A) may constitute or result in a violation by the Seller of, or a failure on the part of the Seller to comply with, any Applicable Law, or (B) may give rise to any obligation on the part of the Seller to undertake, or to bear all or any portion of the cost of, any remedial action of any nature; (iii) the Seller has not received any notice or other communication (whether oral or written) from any applicable federal, state and local governmental, public, or quasi public authorities, bodies, officials and agencies (hereinafter collectively referred to as a "Governmental Authority") or any other Person regarding (A) any actual, alleged, possible, or potential violation of, or failure to comply with, any Applicable Laws, or (B) any actual, alleged, possible, or potential obligation on the part of the Seller to undertake, or to bear all or any portion of the cost of, any remedial action of any nature; and (iv) Seller has obtained and holds all necessary licenses, permits and other consents, authorizations and approvals (assuming the Controlling Shareholders vote in favor of the transactions contemplated under this Agreement as specified in paragraph 8(a)(vii)) (collectively, "Authorizations") which are necessary to (A) execute this Agreement and consummate the transactions contemplated hereby, and (B) conduct the Distribution Business as now and previously conducted or to own the Capital Acquired Assets. A list of Authorizations are specified on Schedule 5(g) of the Disclosure Schedule. Seller is not in default nor has it received any notices of any claim or default with respect to such Authorizations. All of such Authorizations are renewable by their terms or in the ordinary course of business.

                  (h) INTENTIONALLY OMITTED

                  (i) Labor Matters. Except for the Collective Bargaining Agreement, Seller is not a party to any other collective bargaining agreement, no such agreement determines the terms and conditions of employment of any employee of Seller, no collective bargaining agent has been certified as a representative of any of the employees of Seller, and no representation campaign or election is now in progress with respect to any of the employees of Seller. Seller has complied in all respects to Applicable Laws relating to employment, equal employment opportunity, non-discrimination, immigration, wages, hours, benefits, collective bargaining, payment of Social Security and similar taxes, occupational safety and health and plant closings. Except as set forth in
Schedule 5(i) of the Disclosure Schedule, Seller is not liable for the payment of any compensatory damages, taxes, fines, penalties, or other amounts, however, designated, for failure to comply with any of the foregoing Applicable Laws. Except as set forth in Schedule 5(i) of the Disclosure Schedule, there has not been, there is not presently pending or existing, and there is not threatened,
(a) any strike, slowdown, picketing, work stoppage, or employee grievance process, (b) any Proceeding against or affecting Seller relating to the alleged violation of any Applicable Laws pertaining to labor relations or employment matters, including any charge or complaint filed by an employee or union with the National Labor Relations Board, the Equal Employment Opportunity Commission, or any comparable Governmental Authority, organizational activity, or other labor or employment dispute against or affecting Seller or its premises, or (c) any application for certification of a collective bargaining agent. Except as set forth in Schedule 5(i) of the Disclosure Schedule, no event has occurred or circumstances exist that could provide the basis for any work stoppage or other labor dispute. There is no lock-out of any employees by Seller, and no such action is contemplated by Seller.

         Except as set forth in Schedule 5(i) of the Disclosure Schedule, the Collective Bargaining Agreement: (i) is in full force and effect and is valid, binding and enforceable against the parties thereto in accordance with its terms; (ii) Seller is, and to the best of Seller's knowledge after due inquiry all other parties thereto are, in compliance with the provisions thereof; (iii) Seller is, and to the best of Seller's knowledge, each of the other parties to such agreements are in compliance with their respective obligations thereunder and Seller is not, and to the best of Seller's knowledge no other party thereto is, in default in the performance, observance or fulfillment of any material obligation, covenant or condition contained therein and no event has occurred which with or without the giving of notice or lapse of time, or both, would constitute a default thereunder. Furthermore, to the best of Seller's knowledge, and except as set forth in Schedule 5(i) of the Disclosure Schedule, the Collective Bargaining Agreement does not contain any contractual requirement with which there is a reasonable likelihood that Seller will be unable to comply. Seller has delivered a true and correct copy of the Collective Bargaining Agreement and the Collective Bargaining Agreement has not been assigned, modified, supplemented or amended except as expressly specified on
Schedule 5(i) of the Disclosure Schedule.

                  (j) Employee Benefit Plans and Arrangements. Except as set forth on Schedule 5(j) of the Disclosure Schedule, there are no Employee Benefit Plans (as defined below) or Other Benefit Obligations (as defined below) of which Seller is or was a Plan Sponsor, or to which Seller contributes or has contributed, or in which Seller otherwise participates or maintains or has participated or maintained or under which Seller has any Liability or obligation.

                  For purposes hereof, the term "Employee Benefit Plan" has the meaning specified in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and shall include, without limitation, all qualified and non-qualified plans under Section 401(a) of the IRC and all pension plans within the meaning of ERISA ss. 3(3), together with pension plans that are subject to Title IV of ERISA, 29 U.S.C. ss.1301 et seq. The term "Employee Benefit Plan" shall also be deemed to include multi-employer plans within the meaning specified in ERISA ss. 3(37)A and voluntary employees' beneficiary associations under IRC ss. 501(c)(9). The term "Plan Sponsor" has the meaning specified in ERISA ss. 3(16)(B). The term "Other Benefit Obligations" means all obligations, arrangements, employee stock-option or profit sharing plans, health care plans or benefits, policies or customary practices, whether or not in writing or legally enforceable, to provide benefits, other than salary, as compensation for services rendered, to present or former directors, employees, or agents, or any beneficiary, dependent or assignee of any of them, other than obligations, arrangements and practices that are Employee Benefit Plans. "Other Benefit Obligations" include, without limitation, consulting agreements under which the compensation paid does not depend upon the amount of service rendered, sabbatical policies, severance payment policies, incentive, bonus and deferred compensation policies, vacation and holiday policies and fringe benefits within the meaning of IRC ss. 132.

                  (k) Certain Contingencies. No Governmental Authority has notified Seller with respect to Seller's Distribution Business or the Capital Acquired Assets, nor, to the best of Seller's knowledge after due inquiry, has any Governmental Authority during the preceding five (5) years taken any steps to investigate or inquire about Seller, the Distribution Business or the Capital Acquired Assets, other than on account of routine inspections which did nor result in any notice of violations.

                  Except as specified in Schedule 5(k) of the Disclosure Schedule, Seller does not, nor has it ever, generated, transported, stored, disposed of or treated hazardous wastes or substances within the meaning of Environmental Laws. There has been no release or, to the knowledge of the Seller, any threat of release, of any such hazardous materials, waste or substances at or from any facilities of Seller or from or by any other properties and assets (whether real, personal, or mixed) in which the Seller has or had an interest, or to the knowledge of Seller, any geologically or hydrologically adjoining property. Seller does not know of, and has never received any notice of, any potential liability of Seller or the Distribution Business under the Applicable Laws concerning environmental related issues and Liabilities, including without limitation, Comprehensive Environmental Response, Compensations and Liability Act of 1980, as amended, or any comparable law, rule, ordinance or regulation, or any other Applicable Laws concerning hazardous wastes or substances (collectively, "Environmental Laws").

                  (l) Litigation. Except for matters specified in Schedule 5(l) of the Disclosure Schedule, there are no legal actions, suits, governmental proceedings or investigations pending or, to the best of Seller's knowledge, threatened against or affecting Seller, Seller's Distribution Business or the Capital Acquired Assets, and neither Seller nor the Capital Acquired Assets are subject to any order, writ, injunction, judgment, decree or award of any court, arbitrator or Governmental Authority. Seller is not a party to or subject to the provisions of any judgment, order, writ, injunction, decree, permit or award of any court, arbitrator or Governmental Authority which may adversely affect the transactions contemplated hereby.

                  (m) Taxes. As of the date hereof and on the Closing Date, all federal, state, local and foreign tax returns, reports, statements and other similar filings required to be filed by Seller (the "Tax Returns") with respect to any federal, state, local or foreign taxes, assessments, interest, penalties, deficiencies, fees and other governmental charges or impositions (including without limitation all income tax, capital gains tax, value-added tax, estate tax, unemployment compensation, social security, payroll, sales and use, excise, privilege, property, ad valorem, franchise, license, school and any other tax or similar governmental charge or imposition under laws of the United States or any state or municipal or political subdivision thereof or any foreign country or political subdivision thereof) (the "Taxes") have been filed with the appropriate governmental agencies in all jurisdictions in which such Tax Returns are required to be filed, and all such Tax Returns properly reflect the Liabilities of Seller for Taxes for the periods, property or events covered thereby. Except as set forth in Schedule 5(m) of the Disclosure Schedule, all Taxes, including without limitation those which are called for by the Tax Returns, or heretofore or hereafter claimed to be due by any taxing authority from Seller, have been properly accrued or paid. The accruals for Taxes are adequate to cover the tax Liabilities of Seller with respect to the Distribution Business as of the date hereof. Except as set forth in Schedule 5(m) of the Disclosure Schedule, Seller has not received any notice of assessment or proposed assessment in connection with any Tax Returns and there are not pending tax examinations of or tax claims asserted against Seller or any of its assets or properties. Seller has not extended, or waived the application of, any statute of limitations of any jurisdiction regarding the assessment or collection of any Taxes. Except as set forth in Schedule 5(m) of the Disclosure Schedule, there are no tax liens (other than any lien for current taxes not yet due and payable) on any of the assets or properties of Seller. Except as set forth in Schedule 5(m) of the Disclosure Schedule, Seller has no knowledge of any basis for any additional assessment of any Taxes. Except as set forth in
Schedule 5(m) of the Disclosure Schedule, Seller has made all deposits required by law to be made with respect to employees' withholding and other employment taxes, including without limitation the portion of such deposits relating to taxes imposed upon Seller. Seller will also pay before the Closing Date all sales and use taxes and all other Taxes then due and owing arising out of the operation of the Distribution Business for all periods prior to the Closing Date.

                  (n) Brokers and Finders. No Person has been authorized by Seller, or by anyone acting on behalf of Seller, to act as broker, finder or in any other similar capacity in connection with the transactions contemplated by this Agreement in such a manner as to give rise to any valid claim against Purchaser or Seller for any broker's or finder's fee or commission or similar type of compensation.

                  (o) Distribution Rights. Except as set forth in the Sub-Distribution Agreement, Seller has not sold, transferred, conveyed, assigned or set over any of its right, title and interest in and to the Exclusive Distribution Rights, or any portion thereof, to any Person. Except as set forth in the Sub-Distribution Agreement, to Seller's knowledge, no Person other than Seller has any right, title, interest, encumbrance or claim in or to the Exclusive Distribution Rights. Except as set forth in the Sub-Distribution Agreement, and in Schedule 5(o) of the Disclosure Schedule, Seller holds the

Exclusive Distribution Rights and the Saleable Inventory free and clear of any Liens. Except as set forth in the Sub-Distribution Agreement, Seller is not an agent of any of the Brewers, has not appointed any sub-distributors and has not delegated any of its duties in connection with the performance of its obligations under any of the Distribution Agreements or in connection with the Exclusive Distribution Rights. Seller is not a party to nor, to the best of its knowledge, threatened with, any Proceeding related to the Exclusive Distribution Rights.

                  (p) Products. During the consecutive 12 calendar month period ending April 30, 2005, Seller distributed and sold at least 1,500,000 Case Equivalents of Products in the Territory and, to the best of Seller's knowledge, those cases were consumed within the Territory and not transshipped outside of the Territory in any material respect. To the best of Seller's knowledge, all Products located on the premises of Seller's customers comply with each respective Brewer's currently published date code criteria and applicable freshness policies;

                  (q) Customer Reports. The information to be contained in the customer reports it is providing to Purchaser pursuant to paragraph 10(b) of this Agreement is true, complete and accurate in all material respects.

                  (r) Bankruptcy. Based upon the present financial condition of the Seller and the reasonably foreseeable financial condition of the Seller between the date hereof and the Closing Date, Seller presently does not intend to, and, in the absence of a material change in Seller's financial condition will not take any action to, commence an action or proceeding or take advantage of or file under any federal or state insolvency statutes including, without limitation, the United States Bankruptcy Code, seeking to have an order of relief entered with respect to it, or seeking adjudication as a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, liquidation, dissolution or other relief with respect to its debts, or make a general assignment for the benefit of creditors, or consent to the appointment of a receiver, liquidator, or similar official of all or substantially all of its assets. In the event of a material change in Seller's financial condition which results in the filing of a voluntary petition under Title 11 of the United States Code (the "Bankruptcy Code"), Seller agrees that within twenty (20) days of such filing, it will either file a motion under ss.363 of the Bankruptcy Code seeking bankruptcy court approval of this Agreement and the ancillary agreements related hereto, to sell the Capital Acquired Assets as contemplated hereby, or it will file a Plan of Reorganization under ss.1121 of the Bankruptcy Code which provides for the sale of the Capital Acquired Assets pursuant to the terms of this Agreement.

                  (s) Accuracy of Information. No information contained in the Disclosure Schedule or Seller Documents contains any untrue statement of material fact or omits any material fact necessary to make the statements therein not false or misleading.

         6. Representations and Warranties of Purchaser. Purchaser hereby makes the following representations and warranties to Seller:

                  (a) Corporate Existence and Rights. Purchaser is a corporation validly organized, duly existing and in good standing under the laws of the jurisdiction of its incorporation and as a foreign corporation in each jurisdiction where the conduct of its business requires Purchaser to be so qualified. Purchaser has the power and authority and the legal right to own and operate its business, to lease the property it operates and to conduct the business in which it is currently engaged.

                  (b) Corporate Power, Authorization and Enforceable Obligations. Purchaser has the power, authority and legal right to execute, deliver and perform this Agreement and consummate the transactions contemplated hereby and has taken all necessary corporate and shareholder action to duly authorize the execution, delivery and performance of this Agreement and the transactions contemplated hereby. This Agreement has been, and the other documents, instruments and certificates required to be delivered by Purchaser pursuant to paragraph 10(c) (collectively, the "Purchaser Documents") will be, duly executed and delivered on behalf of Purchaser by duly authorized officers of Purchaser, and this Agreement constitutes, and the Purchaser Documents when executed and delivered will constitute, a legal, valid and binding obligation of Purchaser, enforceable against it in accordance with their respective terms.

                  (c) Validity of Contemplated Transactions, etc. The execution, delivery and performance of this Agreement, and the Purchaser Documents by Purchaser, and the consummation of the transactions contemplated hereby and thereby, do not and will not violate, conflict with or result in the breach of any term, condition or provision of, or require the consent of any other Person under (i) any Applicable Laws to which Purchaser is subject, (ii) any judgment, order, writ, injunction, decree or award of any court, arbitrator or Governmental Authority which is applicable to Purchaser, (iii) the certificate of incorporation, charter documents or by-laws of Purchaser or any securities issued by Purchaser, or (iv) any mortgage, indenture, agreement, contract, commitment, lease or other instrument, document, agreement or understanding, oral or written, to which Purchaser is a party, by which Purchaser may have rights or by which any of its assets may be bound or affected, or give any party with rights thereunder the right to terminate, modify, accelerate or otherwise change the existing rights or obligations of Purchaser thereunder. No authorization, approval or consent of, and no registration or Bankruptcy Case with or other act in respect of, any other Person is required in connection with the execution, delivery or performance of this Agreement and the Purchaser Documents by Purchaser or the consummation of the transactions contemplated hereby and thereby.

                  (d) Brokers and Finders. No Person has been authorized by Purchaser, or by anyone acting on behalf of Purchaser, to act as broker, finder or in any other similar capacity in connection with the transactions contemplated by this Agreement in such a manner as to give rise to any valid claim against Seller or Purchaser for any broker's or finder's fee or commission or similar type of compensation.

                  (e) Financial Ability. The Purchaser currently has, and will have, sufficient liquid assets to fund the Purchase Price at Closing.

         7. Indemnifications. (a) From and after the Closing Date, Purchaser hereby agrees to indemnify, protect, reimburse and hold harmless Seller and Seller's shareholders, officers, directors, successors and assigns, and each of them (hereinafter collectively referred to as the "Seller Group"), from and against any and all Liabilities, damages, losses, obligations, penalties, claims, actions, litigations, Proceedings, demands, defenses, judgments, suits, costs, disbursements and expenses, including, but not limited to, reasonable attorneys' fees and expenses, or diminution of value, whether or not involving a third party claim (hereinafter collectively referred to as the "Damages") of whatsoever kind and nature, imposed upon, incurred by or asserted or awarded against any of the Seller Group directly or indirectly arising out of, relating to or resulting from (i) Purchaser's breach of any agreement, covenant, term, condition or provisions contained herein or Purchaser's failure to perform any agreements, covenant, term, condition or provision on its part to be performed, or (ii) Purchaser's misrepresentation or breach of any representation or warranty made by Purchaser hereunder as if such representation or warranty were made both on the date hereof and as of the Closing Date, or any material misstatement or omission in any certificate or schedule delivered or caused to be delivered by Purchaser pursuant to or in furtherance of the transactions contemplated hereby.

                  (b) From and after the Closing Date, subject to the threshold set forth in paragraph 7(f) below, Seller hereby agrees to indemnify, protect, reimburse and hold harmless Purchaser and Purchaser's shareholders, officers, directors, successors and assigns, and each of them (hereinafter collectively referred to as the "Purchaser Group") from and against any and all Damages of whatsoever kind and nature, imposed upon, incurred by or asserted or awarded against any of the Purchaser Group directly or indirectly arising out of, relating to or resulting from (i) any Liabilities or obligations of Seller including, without limitation, the Seller Retained Liabilities; (ii) Seller's breach of any agreement, covenant, term, condition or provision contained herein or Seller's failure to perform any agreement, covenant, term, condition or provision on its part to be performed hereunder; (iii) Seller's misrepresentation or breach of any representation or warranty made by Seller hereunder as if such representation or warranty were made both on the date hereof and as of the Closing Date, or any misstatement or omission in any certificate, schedule, application, exhibit, the Disclosure Schedule or any other document delivered or caused to be delivered by Seller pursuant to or in furtherance of the transactions contemplated hereby; (iv) Seller's breach of paragraph 8(a)(vii); or (v) Damages to Purchaser caused by Seller's stockholders.

                  (c) A party making a claim for indemnification hereunder (hereinafter referred to as the "Indemnified Party"), shall give the other party (hereinafter referred to as the "Indemnifying Party") written notice of such claim within a reasonable time from the actual discovery of same (the "Indemnification Notice"); provided, however, that the failure to give such notice will not relieve the Indemnifying Party from any liability that it may have to the Indemnified Party except to the extent that the Indemnifying Party demonstrates actual prejudice as a result thereof. Any such Indemnification Notice shall be accompanied by a copy of documents which have been served upon the Indemnified Party, if any.

                           (i) With respect to claims for indemnification
relating to an action, claim, demand or Proceeding of a third party, the Indemnifying Party shall, subject to the rights of or duties to any insurer, reinsurer or other Person having liability therefor, have the option to assume, at the Indemnifying Party's sole cost and expense, the control of the defense of any legal proceedings, including employment of counsel reasonably satisfactory to the Indemnified Party, provided each of the following conditions are satisfied (collectively, the "Defense Conditions"): (A) the Indemnifying Party gives written notice thereof to the Indemnified Party no later than twenty (20) days from the date of receipt of the Indemnification Notice (the "Assumption Notice"); (B) the Indemnifying Party is not also a party to such Proceeding and the Indemnified Party determines in good faith that joint representation would be inappropriate; (C) the Indemnified Party determines in good faith that joint representation would not be inappropriate due to a conflict of interest; (D) the Indemnifying Party provides the Indemnified Party with evidence reasonably acceptable to the Indemnified Party that the

Indemnifying Party will have sufficient financial resources to defend against the claims raised in the Proceeding and fulfill its indemnification obligations hereunder; (E) the claim involves only money damages and does not seek an injunction or other equitable relief (however, if the claim seeks equitable relief, the Indemnified Party will control, at its option, the defense of the Proceeding at the Indemnified Party's cost), and (F) the Indemnifying Party conducts the defense of such claim actively and diligently. If the Indemnifying Party shall have exercised its right to assume control and established its right to do so, the Indemnified Party may, in its sole discretion and at its sole cost and expense, employ counsel to represent it in addition to counsel employed by the Indemnifying Party. If the Indemnifying Party exercises its right to assume control, it will be conclusively established for purposes of this Agreement that the claims made in that proceeding are within the scope and subject to indemnification. The Indemnified Party shall cooperate with the Indemnifying Party assuming control of legal proceedings and shall make available all pertinent information under the control of the Indemnified Party as to such legal proceedings and shall make appropriate personnel reasonably available for discovery and trial. In addition, in no event will Purchaser be entitled to indemnification of any Damages incurred by it in excess of the Purchase Price.

     In the event that the Indemnifying Party shall exercise its right to undertake control of the defense of any such legal proceedings, such Indemnifying Party may only compromise or settle such legal proceeding on behalf of and for the account of the Indemnified Party after it obtains the prior written consent of the Indemnified Party; provided, however, that if the Indemnifying Party shall receive an offer of a settlement or compromise from the other parties in the applicable legal proceedings at a particular monetary amount excluding Seller Creditors (as defined below), or obtain a commitment from such parties that they would accept a compromise or settlement at such monetary amount if offered, and such settlement or compromise requires only the payment of such amount, the granting of an appropriate release or similar accommodation, and no other relief, and there is (i) no finding or admission of any violation of any Applicable Laws or any violation of the rights of any Person and no effect on any other claims that may be made against the Indemnified Party; (ii) the offer of settlement or compromise would not violate the restrictions and qualifications set forth in paragraph 3(b) concerning use of the Increased Escrow Amount; and that (iii) settlement of such claim is not, in the good faith judgment of the Indemnified Party, likely to establish a precedential custom or practice adverse to the continuing business interests of the Indemnified Party and the Indemnified Party refuses to consent thereto and elects to continue the legal proceedings, then the Damages of the Indemnified Party which are the subject of the applicable legal proceedings to which the settlement or compromise relates shall be deemed to be limited to that amount of Damages which the Indemnified Party would have had if such compromise or settlement had been effected. For purposes hereof, the term "Seller Creditors" means any third party asserting a claim against Purchaser relating to Seller Retained Liabilities. In the event that the Indemnifying Party does not exercise its option to assume control of any such action or proceeding, then the Indemnifying Party shall nevertheless be obliged to indemnify the Indemnified Party pursuant to the provisions hereof, and shall promptly pay all Damages as incurred by the Indemnified Party.

         In the event any of the Defense Conditions is or becomes unsatisfied, then (i) the Indemnified Party may defend against, and consent to the entry of any judgment or enter into any settlement with respect to such claim in any manner it may deem appropriate (and the Indemnified Party need not consult with, or obtain any consent from, the Indemnifying Party in connection therewith),
(ii) the Indemnifying Party will reimburse the Indemnified Party promptly and periodically for the costs of defending against such claim (including reasonable attorneys' fees and expenses) in accordance with paragraph 7(d), and (iii) the Indemnifying Party will remain responsible for any Damages the Indemnified Party may suffer resulting from, arising out of, relating to, or caused by such claim; and

                           (ii) Any claim for indemnification with respect to
any matter not related to a third party claim may be asserted by Indemnification Notice. The claim specified in such notice shall be deemed valid and the Indemnified Party shall be entitled to indemnification hereunder on account of such claim unless within twenty (20) days of the Indemnifying Party's receipt of the Indemnification Notice, the Indemnifying Party gives notice to the Indemnified Party that it disputes the validity of such claim. In such event the dispute will be settled in accordance with the provisions of paragraph 16(g) hereof.

                  (d) Any and all amounts due for indemnity hereunder shall be promptly paid, in lawful money of the United States of America, as Damages are incurred, and in any event within thirty (30) days after written demand therefor. Payments shall be made in accordance with the reasonable instructions of the Indemnified Party.

                  (e) The Indemnifying Party hereby consents to the non-exclusive jurisdiction of any court in which a Proceeding is brought against the Indemnified Party for purposes of any claim that an Indemnified Party may have under this Agreement with respect to such Proceeding or the matters alleged therein, and agrees that, in addition to any other method of service of process available under applicable law, process may also be served on the Indemnifying Party for any such Proceeding in accordance with paragraph 16(a).

                  (f) Notwithstanding the foregoing, Purchaser may not assert any claim for indemnification by Seller until the aggregate of all claims exceeds $20,000.00, and thereupon, Seller's obligations for indemnification of Purchaser will be in full force and effect for all Damages. In addition, in no event will Purchaser be entitled to indemnification of any Damages incurred by it in excess of the Purchase Price.

                  (g) The representations, warranties and covenants made by each of the Purchaser and the Seller shall survive the Closing Date until the eighteen month anniversary thereof, except for claims for indemnity made by either Seller or Purchaser due to a breach of any of the representations, warranties and covenants occurring during such eighteen (18) month period, which will survive. The remedies available under this Section 7 are the exclusive remedies available to a party as a result of a breach of this Agreement.

                  (h) The right to indemnification, payment of Damages or other remedy based on any representations, warranties, covenants, or obligations made under this Agreement will not be affected by any investigation conducted with respect to, or any knowledge acquired (or capable of being acquired) at any time, whether before or after the execution and delivery of this Agreement or the Closing Date, with respect to the accuracy or inaccuracy of or compliance with, any such representation, warranty, covenant, or obligation. The waiver of any condition based on the accuracy of any representation or warranty, or on the performance of or compliance with any covenant or obligation, will not affect the right to indemnification, payment of Damages, or other remedy based on such representations, warranties, covenants, and obligations.

                  (i) The Escrow Amount shall first be used to satisfy claims by Purchaser for indemnification under this Section, before the other assets of Seller are used for such purpose, subject to the following: (i) the provisions of paragraph 7 of this Agreement, (ii) to the extent the Escrow Amount is available, (iii) provided the assets of Seller or its Distribution Business are not dissipated, and (iv) Purchaser does not deem itself to be insecure. The Indemnifying Party shall not reduce the Escrow Amount, the Increased Escrow Amount, or any other amounts held in escrow pursuant to this Agreement, as payment for legal fees and expenses incurred by it in assuming the defense of the Indemnified Party under this paragraph 7.

         8.       Agreements Pending Closing.

                  (a) Agreements of Seller Pending the Closing. Seller covenants and agrees that, pending the Closing and except as otherwise agreed to in writing by Purchaser:

                           (i) Maintenance of Physical Assets. Seller shall
continue and maintain and service the tangible assets used in the conduct of the Distribution Business in the manner set forth in the business plan mutually agreed to in writing by Seller and Purchaser and as set forth on Schedule 8(a)(i) of the Disclosure Schedule (the "Business Plan").

                           (ii) Compliance with Laws, etc. Seller shall comply
with all Applicable Laws applicable to the Distribution Business, the noncompliance of which would reasonably be expected to materially and adversely effect the Distribution Business or the Capital Acquired Assets.

                           (iii) Update Schedules. Seller shall periodically
disclose to Purchaser in writing any information contained in its representations and warranties or the Disclosure Schedule which, because of an event occurring after the date hereof is incomplete or is no longer correct as all times after the date hereof until the Closing Date; provided, however, that none of such disclosures shall be deemed to modify, amend or supplement the representations and warranties of Seller or the schedules hereto, unless Purchaser shall have consented thereto in writing.

                           (iv) Proprietary Rights. Seller shall not transfer,
license, dispose of or permit to lapse any Proprietary Rights or any rights thereto or to disclose the Proprietary Rights to any Person.

                           (v) Conduct of Business. (A) Seller will operate its
business in accordance with, and subject to, the Business Plan concerning the distribution of Products including, without limitation, the following:

                                    (i) use reasonable best efforts to preserve
existing shelf space and location for Products on the premises of Seller's customers; and

                                    (ii) use reasonable best efforts to preserve
existing draught lines on the premises of Seller's customers.

                           (B) Seller will use its reasonable best efforts to promote and distribute Products to customers within the Territory in accordance with the Business Plan. Seller will not sell Products to

         Home D Customers in excess of volumes customarily purchased by such customers for like time intervals, except as contemplated by the Business Plan. The term "Home D Customers" means the holder of a class C or CO license under New York Alcoholic Beverage Control Law permitting the holder to sell beer both at wholesale and retail.

                           (C) Except as contemplated by the Business Plan, Seller shall use its best efforts to preserve the goodwill of Seller's respective customers, suppliers, employees and others having relations with Seller.

                           (D) Seller shall conduct its business in such a manner that on the Closing Date the representations and warranties of Seller contained in this Agreement shall be true and correct, as though such representations and warranties were made on and as of such date. Furthermore, Seller shall cause all of the conditions to the obligations of Seller under this Agreement to be timely satisfied.

                           (vi) Sale of Distribution Business or Assets; Negotiations. Subject to the fiduciary duties of the Board of Directors of Seller set forth in paragraph 8(a)(vi)(B) and (C) below, (A) Neither Seller nor its directors, officers, Controlling Shareholders, shareholders, employees, representatives or agents shall: (a) directly or indirectly solicit or encourage inquiries or offers from, or initiate negotiations or discussions with, any Person other than Purchaser with respect to any acquisition of all or a portion of Seller, the Distribution Business or the Capital Acquired Assets (other than the sale of inventory in the ordinary course of business); (b) enter into any agreement with any Person other than Purchaser with respect to any acquisition of all or a portion of Seller, the Distribution Business or the Capital Acquired Assets (other than the sale of inventory in the ordinary course of business); or (c) afford access to the books, records or properties of Seller to any other Person that may be considering acquiring all or a portion of seller, the Distribution Business or the Capital Acquired Assets (other than the sale of inventory in the ordinary course of business).

     (B) If at any time during the time period beginning on the date of the execution of this Agreement and ending on the initial filing of the Information Statement with the SEC (the "Initial Period"), a third party makes an unsolicited offer to the Seller to purchase all or a portion of the Seller, the Distribution Business or the Capital Acquired Assets at a price greater than the Purchase Price, then Seller may engage in discussions or negotiations with such third party during such time period only, provided it gives Purchaser written notice of Seller's intention to have such discussions or negotiations prior to doing so (the "Competing Bid Notice").

     (C) However, if at any time following the Initial Period, the board of directors of Seller determines that Seller's compliance with the restrictions set forth in paragraph 8(a)(vi)(A) would cause a breach of the fiduciary duties owed by such directors in their capacity as directors due to the receipt of a Superior Offer, and such determination is based on a written opinion of Seller's counsel to the effect that the board must, as a matter of fiduciary duty, consider the Superior Offer, then Seller will be permitted to receive, consider and negotiate offers received from third parties after the Initial Period for the sale of the Distribution Business or the Capital Acquired Assets and to provide such third parties with access to relevant books and records of Seller (the "Fiduciary Out"). For purposes hereof, the term "Superior Offer" means a bona fide offer of a third party to purchase all or a portion of the Seller, the Distribution Business or the Capital Acquired Assets from Seller at a price higher than the Purchase Price and upon the same or more favorable as the terms contained in this Agreement.

                           (vii) Controlling Shareholders' Vote.
Contemporaneously with the execution and delivery of this Agreement, Seller shall deliver a written consent signed by each of the Controlling Shareholders representing, and which will consist of, a majority vote of all of the then issued and outstanding shares of capital stock of the Seller, in favor of the execution and delivery of this Agreement and the consummation of the transactions contemplated hereunder. Such consents shall be sufficient to authorize the execution and delivery of this Agreement and to consummate the transactions contemplated hereby without the need to initiate a proxy solicitation process.

                           (viii) Information Statement. With respect to the
execution and performance of this Agreement and the consummation of the transactions contemplated hereby, Seller will (A) comply with all Applicable Laws including, without limitation, Securities Laws and the regulations of the SEC (except where such inability is due to Purchaser's refusal to provide requested information in connection with the Information Statement); (B) file an Information Statement on Schedule 14C with the SEC (the "Information Statement") as promptly as practicable after the execution and delivery of this Agreement; (C) comply with any and all requests, directives, comments and inquiries made by the SEC in order to facilitate the expiration of all applicable waiting periods thereto, including using all reasonable efforts to follow-up with the SEC in order to obtain the SEC Sign-Off (as defined below); (D) promptly distribute to its stockholders the Information Statement pursuant to Regulation 14C of the Securities Exchange Act of 1934, as amended following notification to Seller, that the SEC no longer has any comments or concerns regarding the Information Statement (the "SEC Sign-Off"); (E) not initiate a proxy solicitation process to obtain the consent of shareholders (other than the Controlling Shareholders); and (F) not require Purchaser to provide any (x) financial information concerning Purchaser or any of its shareholders, or (y) any information which Purchaser, in good faith, believes could put Purchaser at a competitive disadvantage, in support or in furtherance of the filing of the Information Statement, other than the terms of this Agreement. Seller further agrees that prior to filing the Information Statement with the SEC pursuant to paragraph 8(a)(viii)(B) above, it will first provide Purchaser with a copy thereof, for its review and comments, if any.

                           (ix) Price List. On the Closing Date, Seller agrees
to deliver to Purchaser Seller's current 2005 price list for the Products, which shall contain the current and complete Product price structure for each of its customers, including all rebates, discounts and promotions for the consecutive twelve (12) month period ending April 30, 2005.

                           (x) Customer List. On the Closing Date, Seller shall
deliver to Purchaser a list(s) of its currently active on-premise and off-premise customers for Products in the Territory (for resale at retail or at wholesale and including customers which Seller reasonably believes resell the Products to locations outside the Territory); the list(s) will be in a form reasonably acceptable to Purchaser and will reflect the purchase history (by customer and package) of these customers for the consecutive twelve (12) month period ending April 30, 2005, as well as identifying the business name, address, New York license number, the owner and/or manager or buyer (if known), the date and amounts of Seller's last Products' sale to each customer and appropriate billing and redemption history information under New York Environmental Conservation Law ss.ss. 27-1001 et. seq.

                           (xi) Payment for Products. Concurrent with the
Closing, Seller agrees it shall forthwith reconcile and pay any outstanding amounts owed to each Brewer for Products sold and delivered to it, including deposits for cooperage and kegs, net of verifiable amounts due to it from each respective Brewer for promotional, incentive and merchandising programs and for container, keg and other deposits.

                           (xii) Brewer Approvals. Seller will use its best
efforts to assist Purchaser in obtaining the written approval from the Brewers of Purchaser as a distributor of Brewer's Products in the Territory. In this regard, Seller will, on or before Closing: (A) pay all amounts which are due and outstanding to Pabst, (B) provide Pabst with a fully executed copy of this Agreement, and (C) will execute and deliver a letter of voluntary surrender of all of the Products and the Exclusive Distribution Rights (as to the Products) in the Territory in the form attached hereto as Exhibit C (the "Surrender Letter").

                           (xiii) Pension Expense Calculation. Immediately
following the execution and delivery of this Agreement, Seller shall engage a qualified consultant to calculate the expenses and any related liabilities associated with Seller's pension plan, collective bargaining agreement and any other withdrawal liabilities which may arise or accrue as a result of the execution of this Agreement and the transactions contemplated hereunder.

                           (xiv) Creditors List. A list of Seller's creditors
prepared by Seller is set forth in Schedule 8(a)(xiv) of the Disclosure Schedule . Seller hereby represents and warrants that this list identifies all creditors of Seller and the Distribution Business and the amounts indicated as being owed for each creditor is the total amount of Liability owed by Seller to such creditors. Within five (5) days prior to Closing, Seller shall deliver (i) payoff letters issued by the Primary Creditors and the Secondary Creditors which Seller will instruct Purchaser to pay directly at Closing, pursuant to paragraph 3(a). Such payoff letters will indicate the total Liabilities owed by Seller to such creditors as of the Closing Date; and
(ii) an updated list of creditors so that the list accurately reflects all creditors of Seller and the total amount of Liabilities owed by Seller to each of the creditors. This updated creditors list will be accompanied by a sworn verification executed by the president of Seller verifying the foregoing. The updated creditors list will be subject to the review of Purchaser's auditors and, if the Liabilities to a particular creditor cannot be readily ascertained, Seller's auditors shall set a reasonable estimate to the Liabilities owed by Seller to such creditor, which will be reflected on the updated Schedule 8(a)(xiv) of the Disclosure Schedule. At or prior to Closing, Seller will pay and satisfy in full all of the creditors identified as "Primary Creditors" on
Schedule 8(a)(xiv) of the Disclosure Schedule (the "Primary Creditors"), to the reasonable satisfaction of Purchaser in accordance with paragraph 3(a). Any Primary Creditors whose claims have not been paid and satisfied in full by the Closing Date, will be paid and satisfied in full on the Closing Date by Escrow Agent in accordance with paragraph 3(a). Seller will pay and satisfy in full all of its remaining creditors specified in Schedule 8(a)(xiv) of the Disclosure Schedule (the "Secondary Creditors") within ninety (90) days after the Closing Date in accordance with the procedures specified in paragraph 3(a)(iii)(B) and the provisions of the Escrow Agreement.

                           (xv) Landlord Acknowledgement. Seller will obtain a
release issued by the Landlord in favor of Seller of any Liabilities arising under, resulting from or in connection with, the lease between Erie Basin Marine Associates, as Landlord, and Prospect Beverages Inc., as tenant, for the lease of the property known as 700 Columbia Street, Erie Basin, Buildings #300 and 302, Brooklyn, New York (the "Lease"), and will deliver a copy of such release to Purchaser at the Closing.

                           (xvi) Third Party Claims. In the event that third
party claims are asserted, alleged or instituted against Purchaser after the date hereof arising out of, relating to, or resulting from, Purchaser entering into this Agreement or the Sub-Distribution Agreement or the transactions contemplated hereunder or thereunder (excluding claims asserted against Purchaser that are (i) claims for personal injuries (excluding product liability claims) resulting from Purchaser's negligence; (ii) labor or employment related claims by Purchaser's employees against Purchaser due to Purchaser's acts or omissions and specifically excluding claims relating to acts or omissions of Seller or Seller's employees; or (iii) claims resulting from Purchaser's gross negligence), Seller will pay and satisfy in full all such claims, and will submit documentary evidence to Purchaser as proof thereof, to the reasonable satisfaction of the Purchaser, within sixty (60) days after the Closing Date.

                           (xvii) Business Plan. Commencing on the date hereof
and continuing thereafter until the termination of the Sub-Distribution Agreement, Seller will comply with all of its obligations under the Business Plan.

                           (xviii) Indemnification. In the event Purchaser
indemnifies Escrow Agent in an amount in excess of fifty percent (50%) of the aggregate of Purchaser's and Seller's indemnification obligations to the Escrow Agent pursuant to paragraph 8 of the Escrow Agreement, Seller will reimburse and pay to Purchaser such excess amount promptly after such excess amount is incurred by Purchaser.

                           (xix) Credits. In the event this Agreement is
terminated by either party for any reason, Seller shall promptly pay to Purchaser all of the credits specified in paragraph 3(a).

                           (xx) Bankruptcy. Based upon the present financial
condition of the Seller and the reasonably foreseeable financial condition of the Seller between the date hereof and the Closing Date, Seller presently does not intend to, and, in the absence of a material change in Seller's financial condition will not take any action to, commence an action or proceeding or take advantage of or file under any federal or state insolvency statutes including, without limitation, the United States Bankruptcy Code, seeking to have an order of relief entered with respect to it, or seeking adjudication as a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, liquidation, dissolution or other relief with respect to its debts, or make a general assignment for the benefit of creditors, or consent to the appointment of a receiver, liquidator, or similar official of all or substantially all of its assets. In the event of a material change in Seller's financial condition which results in the filing of a voluntary petition under Title 11 of the United States Code (the "Bankruptcy Code"), Seller agrees that within twenty (20) days of such filing, it will either file a motion under ss.363 of the Bankruptcy Code seeking bankruptcy court approval of this Agreement and the ancillary agreements related hereto, to sell the Capital Acquired Assets as contemplated hereby, or it will file a Plan of Reorganization under ss.1121 of the Bankruptcy Code which provides for the sale of the Capital Acquired Assets pursuant to the terms of this Agreement.

                  (b) Sub-Distribution Agreement. On the date hereof, Purchaser and Seller shall execute and deliver to each other the Sub-Distribution Agreement in the form as set forth in Schedule A. Subject to the terms of this Agreement, the Sub-Distribution Agreement will become effective upon the initial filing of the Information Statement with the SEC pursuant to Regulation 14C of the Securities Exchange Act of 1934, as amended. In this regard, Seller hereby acknowledges that: (i) it has scaled back its business and operations, including the marketing, selling and distribution of the Products of its own free will;
(ii) it has requested Oak to act as Seller's sub-distributor of the Products in the Territory pursuant to the terms of the Sub-Distribution Agreement; (iii) Oak has indicated that it does not want to act as Seller's sub-distributor; and (iv) pursuant to the request of Seller, and despite the reluctance of Oak, Oak has nevertheless agreed to be sub-distributor pursuant to the terms of the Sub-Distribution Agreement as a financial accommodation to Seller in order to assist Seller to maintain its relationships with its suppliers, pending the consummation of the transactions contemplated hereunder.

         9. Conditions Precedent to Closing.

                  (a) Conditions Precedent to Purchaser's Obligations. All obligations of Purchaser under this Agreement are subject to the fulfillment or satisfaction, prior to or at the Closing, of each of the following conditions precedent:

                           (i) Purchaser shall have received (A) the written
approval of this Agreement and the transactions contemplated hereby by each of the Brewers; and (B) a letter issued by the Brewers and addressed to Purchaser which appoints Purchaser as the distributor on an exclusive basis for all Products for the Territory and the trade accounts located therein;

                           (ii) In the event the consent specified in paragraph
9(a)(i) is subject to the execution of a distribution agreement between any of the Brewers and Purchaser, then the negotiation, execution and delivery of such agreement by and between each such respective Brewer and Purchaser, all in form and substance reasonably satisfactory to Purchaser and its counsel, and, in the case of Pabst, on terms substantially similar to Oak's existing distribution agreement with Pabst;

                           (iii) The representations and warranties of Seller
contained in this Agreement, the Disclosure Schedule and in any schedule, certificate or document delivered by Seller to Purchaser pursuant to the provisions hereof shall have been true and accurate on the date hereof, or when made, without regard to any schedule updates furnished by Seller after the date hereof and shall be true and accurate on the Closing Date with the same effect as though such representations and warranties were made as of such date, except where such inaccuracy results in Damages to Purchaser not to exceed Twenty Thousand Dollars ($20,000.00) in the aggregate;

                           (iv) Seller shall have performed and complied with
all agreements, covenants and conditions required by this Agreement to be performed or complied with by it on or prior to the date specified; if no date is specified, then prior to or at the Closing;

                           (v) Purchaser shall have received a certificate from
Seller dated the Closing Date, certifying that the conditions specified in paragraphs (iii) and (iv) hereof and the covenants set forth in paragraph 8(a) have been fulfilled;

                           (vi) Except as expressly set forth in the Business
Plan, the Distribution Business and Capital Acquired Assets shall not have been and shall not be threatened to be materially adversely affected in any way including, without limitation, Seller's liabilities exceeding the Purchase Price, as a result of any event or occurrence;

                           (vii) Seller shall have complied with all applicable
rules and regulations of the SEC with respect to the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby; and

                           (viii) Seller shall have delivered to Purchaser all
of the items set forth in paragraph 10(b).

                  (b) Conditions Precedent to the Obligations of Seller. All obligations of Seller under this Agreement are subject to the fulfillment or satisfaction, prior to or at the Closing, of each of the following conditions precedent or waiver thereof by Seller:

                           (i) The representations and warranties of Purchaser
contained in this Agreement, the Disclosure Schedule or in any list, certificate or document delivered by Purchaser to Seller pursuant to the provisions hereof shall be true and accurate in all material respects on the date hereof, or when made, without regard to any schedule updates furnished by Purchaser after the date hereof and shall be true and accurate in all material respects on the Closing Date with the same effect as though such representations and warranties were made as of such date;

                           (ii) Purchaser shall have performed and complied with
all agreements and conditions required by this Agreement to be performed or complied with by them prior to or at the Closing; and

                           (iii) Seller shall have received a certificate from
Purchaser dated the Closing Date certifying that the conditions specified in Paragraphs (i) and (ii) hereof have been fulfilled.

                 (c) Conditions Precedent to Each Party's Obligations. The respective obligations of each of the Seller and the Purchaser under this Agreement are subject to the fulfillment or satisfaction prior to or at the Closing of each of the following conditions, any one or more of which may be waived by them, to the extent permitted by law:

                           (i) Information Statement. All applicable waiting
periods with respect to the filing and the distribution of the Information Statement required to be filed and distributed by Seller shall have passed.

                           (ii) Litigation. No action, suit or proceeding shall
have been instituted and be continuing or be threatened by any Governmental Entity to restrain, modify or prevent the carrying out of the transactions contemplated hereby; no preliminary or permanent injunction issued by any court of competent jurisdiction preventing the consummation of the Closing.

                           (iii) The amount of Unresolved Pre-Closing Claims
that constitute Undisclosed Liabilities does not exceed
One Million Five Hundred Thousand Dollars ($1,500,000.00) and provided Purchaser does not insist on maintaining an Increased Escrow Amount in excess of One Million Five Hundred Thousand Dollars ($1,500,000.00) for Undisclosed Liabilities. For purposes hereof, "Undisclosed Liabilities" are those Liabilities of Seller (excluding Liabilities for Taxes, labor matters (including, without limitation, withdrawal liability) and claims by any of the shareholders, officers, directors, agents or employees of the Seller (collectively, "Related Party Claims")) not disclosed on any of Seller's financial statements, the Disclosure Schedule, publicly filed reports or the lists of creditors set forth on Schedule 8(a)(xiv).

         10. The Closing. (a) Subject to paragraph 12, the Closing of the assets sale contemplated hereby shall take place at the offices of Ettelman & Hochheiser, P.C., 100 Quentin Roosevelt Blvd., Suite 401, Garden City, New York 11530 on the date that is the later of five (5) business days following (i) Purchaser's receipt of (x) the written approval of all Brewers to this Agreement and the transactions contemplated hereunder, and the letters issued by all the Brewers appointing Purchaser as the exclusive distributor of Products in the Territory, pursuant to paragraph 9(a)(i) or (y) fully executed distribution agreements pursuant to paragraph 9(a)(ii), if applicable, or (ii) the Effective Date of the Information Statement; or (iii) at such other time and location as the parties shall mutually agree. Such closing is hereinafter referred to as the "Closing" and the date of the Closing is hereinafter referred to as the "Closing Date". Subject to the provisions of paragraph 12, the failure to consummate the purchase and sale provided for in this Agreement on the date and time and at the place determined pursuant to this paragraph 10(a), will not result in the termination of this Agreement and will not relieve any party of any obligation under this Agreement.

                  (b) Seller agrees to deliver, or cause to be delivered, the following to Purchaser on the Closing Date:

                           (i) such bills of sale with covenants of warranty,
assignments, endorsements, consents, permits, approvals, authorizations and other good and sufficient instruments and documents of conveyance, transfer and consent in form reasonably satisfactory to Purchaser and its counsel, as shall be necessary and effective to transfer and assign to, and vest in, Purchaser all of Seller's right, title and interest in and to the Capital Acquired Assets;

                           (ii) a certificate from the secretary of Seller
certifying that attached to such certificate are all requisite resolutions of Seller's board of directors approving the execution and delivery of this Agreement and the consummation of the transactions contemplated hereunder;

                           (iii) all of the agreements, contracts, commitments,
manuals, training materials and guidebooks, price books and price lists, on-premises and off-premises customer lists and subscriber lists, supplier lists, sales records, files, correspondence, legal opinions, rulings issued by Governmental Authorities, and other documents, books, records, papers, files, office supplies and data belonging to Seller which are part of the Capital Acquired Assets;

                           (iv) Seller's current 2005 price list for the
Products, as specified in paragraph 8(a)(x);

                           (v) a copy of the Escrow Agreement signed by Seller;

                           (vi) an updated list of all of the creditors of
Seller and the Distribution Business and the total amounts of Liabilities owed by Seller to each such respective creditor; payoff letters issued by the Primary Creditors and the Secondary Creditors which Seller will instruct Purchaser to pay directly at Closing, pursuant to paragraph 3(a). Such payoff letters will indicate the total Liabilities owed by Seller to such creditors as of the Closing Date; and the sworn verification of Seller verifying the foregoing, all in accordance with paragraph 8(a)(xiv); and

                           (vii) written instructions signed by Seller
authorizing the Escrow Agent to pay all amounts then due and owing to each of the Primary Creditors, pursuant to paragraph 3(a)(iii)(A).

         Simultaneously with Seller's delivery of the aforementioned, Seller shall take all action as may be required to duly and effectively deliver and place Purchaser in actual possession and operating control of the Capital Acquired Assets; provided, however, that nothing contained herein shall be deemed to require Seller to deliver possession of the Capital Acquired Assets at a location other than Seller's current business premises.

                  (c) Purchaser agrees to deliver, or cause to be delivered, the following on the Closing Date:

                           (i) the Cash Portion pursuant to paragraph 3(a)(i)
hereof;

                           (ii) the Escrow Amount, pursuant to paragraph
3(a)(ii);

                           (iii) a certificate from the secretary of Purchaser
certifying that attached to such certificate are all requisite resolutions of Purchaser's board of directors approving the execution and delivery of this Agreement and the consummation of the transactions contemplated hereunder;

                           (iv) a copy of the Escrow Agreement signed by
Purchaser; and

                           (v) written instructions signed by Purchaser
authorizing the Escrow Agent to pay all amounts then due and owing to each of the Primary Creditors, pursuant to paragraph 3(a)(iii)(A).

         11. Post Closing Matters. (a) Seller, from time to time after the Closing, at Purchaser's request, and at Purchaser's expense, will execute, acknowledge and deliver to Purchaser such other instruments of conveyance and transfer and will take such other actions and execute and deliver such other agreements, documents, certificates and further assurances as Purchaser may reasonably request in order to vest more effectively in Purchaser, or to put Purchaser more fully in possession of, any of the Capital Acquired Assets or to enable Purchaser to fully obtain the practical realization of the benefits, utilization and value of the Capital Acquired Assets. Each of the parties hereto will cooperate with the other and execute and deliver to the other party hereto such other instruments and documents and take such other actions as may be reasonably requested from time to time by the other party to evidence and confirm the intended purposes of this Agreement, including, without limitation,
(i) executing documentation needed in order to assist Purchaser in obtaining any copyrights or patents relating to the Capital Acquired Assets to the extent available, if at all; and (ii) filing all instruments of assignment with the applicable Government Authority for the purpose of assigning the Proprietary Rights to Purchaser of record.

                  (b) Each of the Controlling Shareholders and Seller, for themselves and their respective heirs, executors, successors and assigns, or affiliates or related entities (collectively the "Restricted Parties"), agrees that (i) after the Closing Date, none of the Restricted Parties will act as, or represent himself or itself as, an authorized distributor of the Products in the Territory or any portion thereof; and (ii) after the Closing Date, none of the Restricted Parties will directly or indirectly engage in wholesale transactions in the Products which it knows, or has reason to know, are to be resold in the Territory.

                  (c) Seller shall not disclose or use any confidential information pertaining to the Distribution Business or the Capital Acquired Assets without prior written consent of Purchaser except to the extent (i) the information is then in the public domain by acts not attributable to Seller,
(ii) the information is hereafter received by Seller from a third party source on an unrestricted basis or (iii) Seller is required to disclose such information under Applicable Law or under court or governmental order; provided, however, that Seller shall provide Purchaser with prior notice of such disclosure and a reasonable opportunity to seek a protective order with respect thereto. In the event that such protective order is not obtained or that Purchaser waives compliance with the provisions hereof, Seller agrees to determine, together with Purchaser, what disclosure of such information shall be the minimum required to satisfy Seller's legal duties, and the furnish only the minimum portion legally required.

         12. Termination. (a) Subject to paragraph 12(c), this Agreement shall terminate and neither party shall have any further obligations hereunder upon the happening of any of the following events (each, a "Termination Event"):

                           (i) the mutual written consent of Purchaser and
Seller;

                           (ii) by Purchaser, at its option, by written notice
to Seller, if there has been a material violation or breach of any of Seller's covenants, representations, warranties or agreements made herein (without giving effect to any supplement to the Disclosure Schedule); in order to be considered "material", the violation or breach results in Damages to the Purchaser of Twenty Thousand Dollars ($20,000.00) or greater;

                           (iii) by Seller, at its option, by written notice to
Purchaser, if there has been a material violation or breach of any of Purchaser's covenants, or agreements made herein or if any material representation or warranty of Purchaser made herein shall be breached in any material respect or shall prove to be materially inaccurate or misleading;

                           (iv) by Seller, (1) if, during the Initial Period,
Seller has discussions or negotiations with a third party pursuant to paragraph 8(a)(vi)(B) and Seller determines that it is necessary to terminate this Agreement and pursue such discussions and negotiations in order to discharge their fiduciary duties, or (2) if, after the Initial Period, its board of directors duly exercises its Fiduciary Out, receives an opinion letter of counsel and accepts a Superior Offer as stated in paragraph 8(a)(vi)(C);

                           (v) by Purchaser, at its option, if any of the
conditions in paragraph 9(a) have not been satisfied as of the Closing Date or if satisfaction of such a condition is or becomes impossible (other than through the failure of Purchaser to comply with its obligations under this Agreement) and Purchaser has not waived such condition on or before the Closing Date;

                           (vi) by Seller, at its option, if any of the
conditions in paragraph 9(b) have not been satisfied as of the Closing Date or if satisfaction of such a condition is or becomes impossible (other than through the failure of Seller to comply with its obligations under this Agreement) and Seller has not waived such condition on or before the Closing Date;

                           (vii) by either Seller or Purchaser, if the Closing
does not occur (other than through the failure of any party seeking to terminate this Agreement to comply fully with its obligations under this Agreement) on or before the date that is 90 days after the date of execution of this Agreement, or such later date as the parties may mutually agree upon in writing;

                           (viii) INTENTIONALLY OMITTED;

                           (ix) by Purchaser, (1) at any time following the
receipt of a Competing Bid Notice plus seven (7) days, so long as Seller has not ceased discussions with the party that gave rise to such termination right within such seven (7) day notice period (if Seller has ceased discussions, at any time during such seven (7) day period, Seller will provide to Purchaser a written letter to that effect, certified by the President or Chief Executive Officer of Seller), or (2) if Seller or any of its officers, directors, shareholders, employees, agents or representatives engages in any of the activities specified in paragraph 8(a)(vi) as a result of its Fiduciary Out, irrespective of whether Seller accepts a Superior Offer;

                           (x) by Purchaser, if, in connection with the
Information Statement, Purchaser is required to provide (A) any financial information regarding Purchaser or any of its shareholders, or (B) any information in which Purchaser, in good faith, believes could put Purchaser at a competitive disadvantage; and

                           (xi) by Seller, if Purchaser refuses to provide the
information specified in paragraph 12(a)(x) and the SEC is unwilling to provide the SEC Sign-Off without such information.

                  (b) The parties agree that, except in the case of a termination by reason of the material breach of a covenant, condition or representation, and except as set forth in subparagraph (c) hereof, neither party can be held liable for expenses incurred or opportunities foregone by the other in reliance on this Agreement in the event of a termination pursuant to the terms hereof.

                  (c) If this Agreement is terminated by the Seller pursuant to the provisions of paragraph 12(a)(iv) or by Purchaser pursuant to the provisions of paragraph 12(a)(ix), the Seller shall immediately upon the termination of this Agreement, pay to Purchaser by wire transfer of immediately available funds an amount equal to One Million Dollars ($1,000,000.00)(the "Termination Fee"), payable as follows: (i) Two Hundred Fifty Thousand Dollars ($250,000.00) payable immediately; and (ii) Seven Hundred Fifty Thousand Dollars ($750,000.00) payable upon the closing of the Superior Offer. Subject to Purchaser's receipt of the payment in full of the fees set forth in this paragraph 12(c), Purchaser shall execute and deliver to Seller a release, which specifically excludes and preserves Purchaser's rights for indemnification by Seller under the Sub-Distribution Agreement.

                  (d) Each party's right of termination under paragraph 12(a) is in addition to any other rights it may have under this Agreement or otherwise, and the exercise of a right of termination will not be an election of remedies. If this Agreement is terminated pursuant to paragraph 12(a), all further obligations of the parties under this Agreement will terminate, except that the obligations in paragraphs 8(a)(xix) and 11(c) will survive; provided, however, that if this Agreement is terminated by a party because of the breach of the Agreement by the other party or because one or more of the conditions to the terminating party's obligations under this Agreement is not satisfied as a result of the other party's failure to comply with its obligations under this Agreement, the terminating party's right to pursue all legal remedies will survive such termination unimpaired.

         13. Survival. Notwithstanding anything to the contrary contained herein, all representations, warranties, covenants and obligations in this Agreement, the Disclosure Schedule, the supplements to the Disclosure Schedule, the Seller's Documents to be delivered pursuant to paragraph 10(b), and any other certificate or document to be delivered pursuant to this Agreement shall survive the Closing of this Agreement for a period of eighteen (18) months.

         In the event a party gives notice to the other party of the assertion of a claim arising out of a provision of this Agreement prior to the expiration of the applicable survival period pertaining to such provision, such provision shall survive with respect to that claim until the final settlement or judicial resolution (after exhausting all appeals) of such claim.

         14. Benefits of Parties. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors, heirs, legal representatives and assigns.

         15. Further Assurances. Each of the parties hereto shall do such further acts and things and execute and deliver such agreements, instruments and documents as may reasonably be requested by the other party for the purpose of consummating the transactions contemplated hereby.

         16. Miscellaneous.

                  (a) Notices. All notices permitted, required or provided for by this Agreement shall be made in writing, and shall be deemed adequately delivered if delivered by hand or by a nationally recognized overnight courier service that regularly maintains records of its pick ups and deliveries, to the parties at their respective addresses set forth below or to any other address designated by a party hereto by written notice of such address change:

                                          To Seller:

                                          Carmine N. Stella
                                          700 Columbia Street
                                          Erie Basin, Building #302
                                          Brooklyn, New York 11231

                                          With a copy to:
                                          --------------

                                          William J. Dealy, Esq.
                                          Dealy & Silberstein, LLP
                                          225 Broadway
                                          New York, New York 10007

                                          To Purchaser:

                                          Debra Boening, President
                                          Oak Beverages Inc.
                                          One Flower Lane
                                          Blauvelt, New York 10913

                                          With a copy to:
                                          --------------

                                          Keith B. Hochheiser, Esq.
                                          Ettelman & Hochheiser, P.C.
                                          100 Quentin Roosevelt Blvd., Suite 401
                                          Garden City, New York 11530

         Notices shall be deemed given as of the date of delivery to the overnight courier service or to the recipient if delivered by hand, and received one day after delivery to the overnight courier service or when actually received if delivered by hand.

                  (b) Modification or Amendment. This Agreement may not be modified or amended except by an instrument in writing signed by the party or parties against whom enforcement is sought.

                  (c) Third Party Beneficiaries. Except for their proper successors and assigns, the parties hereto intend that no third party shall have any rights or claims by reason of this Agreement, nor shall any party have any rights or claims against any third party.

                  (d) Headings. The headings in this Agreement are intended solely for convenience of reference and shall be given no effect in the construction or interpretation of this Agreement.

                  (e) Invalidity of Provision. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. Further, to the extent that any term or provision hereof is deemed invalid, void or otherwise unenforceable, but may be made enforceable by amendment thereto, the parties agree that such amendment may be made so that the same shall, nevertheless, be enforceable to the fullest extent permissible under the laws and public policies applied in any such jurisdiction in which enforcement is sought.

                  (f) Event on Non-Business Days. Whenever any action is to be taken or any event is to occur, other than the giving of notice for which separate provision is made above, under or pursuant to this Agreement, on any Saturday, Sunday or a public holiday under the laws of the place of performance of such action, such action shall be taken and such event shall occur on the next succeeding business day.

                  (g) Governing Law Disputes. All questions pertaining to the validity, construction, execution and performance of this Agreement shall be construed and governed in accordance with the laws of the State of New York, without giving effect to the conflicts or choice of law provisions thereof. Any dispute arising under this Agreement shall be settled in any court of competent jurisdiction located in the state of New York, County of New York, and to the extent not otherwise subject to the jurisdiction of such courts both parties agree to waive any objection to such jurisdiction and agree to subject themselves to the jurisdiction of such court. Each of the parties further agrees that service of process for any such action may be made by certified mail, return receipt requested in addition to any other method of service permitted by applicable law.

                  (h) Waiver of Breach. Any waiver of any of the provisions of this Agreement, or of any inaccuracy in or non-fulfillment of any of the representations, warranties or obligations hereunder or contemplated hereby, shall not be effective unless made in writing and signed by the party against whom the enforcement of any such waiver is sought. A waiver given in any case shall only apply with respect to that particular act, omission or breach, and shall not be effective as to any further or subsequent act, omission or breach, regardless of whether they be of the same or similar nature.

                  (i) Counterparts/Faxes. This Agreement may be executed by fax and in counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

                  (j) Assignment. Neither party may assign any of its rights or delegate any of its duties under this Agreement without the prior written consent of the other party, except that Oak may assign its rights and delegate its duties under this Agreement to its wholly-owned designee, and in such event, Oak shall remain obligated under the terms and conditions of this Agreement.

         (k) Entire Agreement. (i) This Agreement, the Disclosure Schedules, schedules and exhibits hereto set forth the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein, and supersedes all prior agreements, promises, understandings, letters of intent, covenants, arrangements, communications, representations or warranties, whether oral or written, by any party hereto or by any related or unrelated third party.

                           (ii) All exhibits, schedules and the Disclosure
Schedules attached hereto, and all certificates, documents and other instruments delivered or to be delivered pursuant to the terms hereof are hereby expressly made a part of this Agreement as fully as those set forth herein, and all references herein to the terms "this Agreement", "hereunder", "herein", "hereby" or "hereto" shall be deemed to refer to this Agreement and to all such writings. Disclosure of a specific item in any Schedule shall be deemed to only apply to the specific section of paragraph 5 to which such disclosure specifically relates except where (i) there is an explicit cross-reference in the Disclosure Schedule to another section of the Disclosure Schedule, and (ii) Purchaser could reasonably be expected to ascertain the scope of the modification to a representation intended by such cross-reference.

                  (l) Publicity. So long as this Agreement is in effect, prior to making a press release or other public statement with respect to the transactions contemplated by this Agreement, any party (a "Releasing Party") will consult with the other party (the "Receiving Party") and provide such other party with a draft of such press release, except as may otherwise be required by law or stock exchange regulations.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by a duly authorized officer, all on the day and year first above written.

                          CAPITAL BEVERAGE CORPORATION

                          By:/s/ Carmine Stella
                          --------------------------------------------------
                              Name:      Carmine Stella
                              Title:     President and Chief Executive Officer

                          OAK BEVERAGES INC.

                          By:/s/Debra Boening
                          -------------------------------------------------
                              Name: Debra Boening
                              Title: President

                                   Appendix B



                           SUB-DISTRIBUITON AGREEMENT

                           SUB-DISTRIBUTION AGREEMENT


         AGREEMENT, made the 14th day of September, 2005, by and between Capital Beverage Corporation, a Delaware corporation with offices located at 700 Columbia Street, Erie Basin, Building # 302, Brooklyn, New York 11231 ("Capital" , "Seller" and/or "Distributor" ) and Oak Beverages, Inc., a New York corporation with offices located at One Flower Lane, Blauvelt, New York 10913 ("Oak", "Purchaser", and/or "Subdistributor").

                              W I T N E S S E T H:


         WHEREAS, Distributor is engaged in the business of distributing beverage products including distributing Pabst Products (the "Products") pursuant to the current "Pabst Brewing Company Distributor Agreement" ("Distribution Agreement") between the Pabst Brewing Company ("Pabst" and/or "Supplier") and the Distributor. The Products are the Products described in
Section 1.0 of the Distribution Agreement and listed on Exhibit "A" to the Distribution Agreement. The exclusive territory (the "Territory") is the Territory described in Section 3.0 of the Distribution Agreement and further described in Exhibit "B" to the Distribution Agreement. (A copy of the Distribution Agreement is annexed hereto as Schedule "A").

         WHEREAS, the Distribution Agreement requires the prior written consent of Supplier to Capital in order to enter into a Subdistribution Agreement;

         WHEREAS, Distributor and Oak have entered into a certain asset purchase agreement dated the date hereof (the "Asset Purchase Agreement") concerning the potential acquisition of the exclusive right to purchase the Products from Supplier and market, sell and distribute same at wholesale on an exclusive basis in the Territory (the "Exclusive Distribution Rights");

         WHEREAS, the purpose of this Subdistribution Agreement is to allow Oak to make a financial accommodation to Distributor in order to assist Distributor to maintain its relationship with Supplier and for Oak to distribute the Products in the Territory solely during the period from the filing of the Information Statement with the Securities and Exchange Commission ("SEC") as set forth in the Asset Purchase Agreement to the end of the limited term of this Agreement.

         WHEREAS, Oak entered into the Letter of Intent with Capital dated April 15, 2005 ("Letter of Intent") and the negotiations for entering into a Asset Purchase Agreement based upon Oak's belief that Distributor would continue to market, sell and distribute the Products in the Territory and otherwise continue to operate its business in the ordinary course;

         WHEREAS, Distributor has, at its own will, scaled back its business and operations, including the marketing, selling and distribution of the Products in the Territory, in order to induce Oak to market, sell and distribute the Products in the Territory, Distributor has agreed to waive any and all rights and claims it may have against Oak and its affiliates arising from (i) Distributor's agreement to enter into this Subdistribution Agreement or otherwise reduce or modify the operation of its business and (ii) the hiring of any of Distributor's employees by Oak or its affiliates (collectively, the "Waived Actions");

         WHEREAS, Oak is willing to market, sell and distribute the Products in the Territory on the terms and conditions stated herein provided that Distributor provides waivers to Oak and its affiliates (the "Waivers") which effectively waive any and all rights and claims Distributor may have against Oak and/or its affiliates arising from or in connection with the Waived Actions;

         NOW THEREFORE, in consideration of the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

         1. Subdistribution Arrangement. (a) The purpose of this Agreement is to allow Oak to make a financial accommodation to Distributor in order to assist Distributor to maintain its relationship with Supplier and for Oak to purchase the Products and distribute the same within the Territory as a subdistributor to the Distributor. However, it is hereby acknowledged and agreed that Oak has not assumed nor shall Oak be liable for any obligations or liabilities arising out of or relating to the Distribution Agreement. In distributing the Products, Oak will comply with Pabst's established distribution procedures such as those stated in the Distribution Agreement. The Distributor will provide Oak with Pabst's prior express written authorization allowing Oak to act as a subdistributor to the Distributor for the limited time period stated in this Subdistribution Agreement.

         (b) Oak may market, sell and otherwise distribute Products to any Person located and taking delivery within the Territory in any reasonable commercial manner not inconsistent with this Subdistribution Agreement.

                                    (i) The parties agree that nothing contained
in this Subdistribution Agreement shall be deemed to constitute an agreement between a brewer and a beer wholesaler or an agent for a beer wholesaler or a course of dealing granting the right to purchase, offer for sale, resale, warehouse or physically deliver beer sold by a brewer for a continuing period of time. Oak hereby waives any right to claim pursuant to 55
(c) of the Alcoholic Beverage Control Law that it has any continuing right to distribute the Products in the Territory after termination of this Subdistribution Agreement or any right to be paid compensation for the termination of this Subdistribution Agreement. Said waiver shall run to the benefit of both the Distributor and the Supplier. In the event that either Oak is to institute any litigation or proceeding against the Supplier or against the Distributor pursuant to Section 55 (c) of the Alcoholic Beverage Control Law concerning its alleged rights arising from the course of dealing under this Subdistribution Agreement. Oak will be liable to the Supplier and/or the Distributor for all costs, expenses and legal fees incurred by the Supplier and/or the Distributor in defending such action or proceeding.

         2. Supply. (a) Oak's rights to sell the Products in the Territory arise pursuant to this Subdistribution Agreement. In this regard, Distributor, on behalf of Oak, will issue purchase orders for Products requested by Oak, representing Oak's specific requirements for Products as specified in writing by Oak to Distributor from time to time (the "Oak Orders").

                                    (i) The Subdistributor, Oak, agrees to pay
Pabst for the Oak Orders pursuant to this Subdistribution Agreement. In addition, during the first forty-five (45) days from the effective date of this Subdistribution Agreement (the "45-Day Period"), Oak will pay Capital the following amounts for Products received by Oak in good condition, pursuant to the applicable Oak Orders: (x) fifty ($0.50) cents per case of Products; and (y) two dollars ($2.00) per barrel of Products. Upon the Closing of the transaction contemplated in the Asset Purchase Agreement, the Purchase Price will be reduced by, and Purchaser will receive a credit in, an aggregate amount equal to the sum of: twenty-five cents ($0.25) for each case of Products purchased by Oak and sold by Oak to customers in the Territory, plus fifty cents ($0.50) for each case of Products purchased by Oak but not sold to such customers, plus One Dollar ($1.00) for each barrel of Products purchased by Oak and sold by Oak to customers in the Territory, plus Two Dollars ($2.00) for each barrel of Products purchased by Oak but not sold to such customers, all determined during the 45-Day Period. In the event the Asset Purchase Agreement is terminated by either party for any reason, Capital shall promptly pay to Oak all of the credits described above in this paragraph.

         (b) Subdistributor and Distributor each acknowledges that Subdistributor will not be liable for any purchase order or other obligations or liabilities of Distributor to Supplier except for the specific Oak Orders issued pursuant to Oak's written instructions.

         (c) During the term of this Agreement, Distributor will continue its limited operations with respect to its business and the distribution of the Products in the Territory, and will maintain a presence at its place of operations and offices at the address designated in the introductory paragraph to this Agreement.

         3. Delivery, Risk of Loss and Related Matters. With respect to each purchase order issued by Distributor pursuant to paragraph 2(a) and submitted to Supplier, Distributor shall request that Supplier shall deliver conforming Products directly to Oak on the delivery dates specified therein. Unless otherwise stated in the applicable purchase order, Products ordered pursuant to each Purchase Order shall be tendered by Supplier to Oak FOB Oak's plant plus federal taxes paid.

         4. Purchase Price and Payment Terms. (a) The price for Products ordered pursuant to Oak Orders will be the prices currently in effect for Products sold to Distributor for distribution in the Territory, as same may be modified by Pabst from time to time.

                                    (i) Nothing contained herein will prevent
Pabst and Oak from mutually agreeing to modifications of payment terms for the Oak Orders.

                  (b) Capital will invoice Oak for Oak Orders after the underlying Products related to the Oak Orders are delivered to the shipping point and Oak shall pay each invoice directly to Supplier within twenty (20) days from the date of the invoice. In addition, at that time, during the 45-Day Period, Oak will pay Capital the following amounts for Products received by Oak in good condition, pursuant to the applicable Oak Orders: (x) fifty ($0.50) cents per case of Products; and (y) two dollars ($2.00) per barrel of Products. Upon the Closing of the transaction contemplated in the Asset Purchase Agreement, the Purchase Price will be reduced by, and Purchaser will receive a credit in, an aggregate amount equal to the sum of: twenty-five cents ($0.25) for each case of Products purchased by Oak and sold by Oak to customers in the Territory, plus fifty cents ($0.50) for each case of Products purchased by Oak but not sold to such customers, plus One Dollar ($1.00) for each barrel of Products purchased by Oak and sold by Oak to customers in the Territory, plus Two Dollars ($2.00) for each barrel of Products purchased by Oak but not sold to such customers, all determined during the 45-Day Period. In the event the Asset Purchase Agreement is terminated by either party for any reason, Capital shall promptly pay to Oak all of the credits described above in this paragraph.

         5. Term. The term of this Agreement shall be for a period commencing on the date of the filing of the Information Statement with the SEC pursuant to the Asset Purchase Agreement and continuing thereafter until the first of the following to occur: (i) the closing of the transactions contemplated by the Asset Purchase Agreement, (ii) the termination of the Asset Purchase Agreement,
(iii) Ninety (90) days from the date of this Agreement, or (iv) the earlier termination of this Agreement.

         6. Termination. (a) Subject to paragraph 7(a), Oak shall only have the right to terminate this Agreement as follows:

                                    (i) in the event Distributor breaches any
material provision of the Asset Purchase Agreement or any material provision hereof and fails to cure same within thirty (30) days after receiving written notice thereof.

                                    (ii) if any of the following events occur,
Oak shall have the right to terminate this Agreement by giving at least ten (10) days prior written notice thereof to
Distributor:

                  (A) Distributor makes a general assignment for the benefit of creditors, or consents to the appointment of a receiver, liquidator or similar official of all or substantially all of its assets, or if a receiver is appointed for all or a substantial portion of Distributor's assets and such appointment is not discharged for a period of ninety (90) days; or

                  (B) Distributor commences an action or proceeding or takes advantage of or files under any federal or state insolvency statutes including, without limitation, the United States Bankruptcy code, seeking to have an order of relief entered with respect to it, or seeking adjudication as a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, liquidation, dissolution or other relief with respect to its debts;

                  (C) there shall be commenced against Distributor any action or proceeding of the nature referred to in the immediately preceding sub-paragraph which is not stayed or dismissed within ninety (90) days;

                  (D) in the event of a conviction or plea of guilty or no contest to a felony by Distributor or by the Controlling Shareholders of Distributor (as defined in the Asset Purchase Agreement), which in the reasonable judgment of Oak may adversely affect the goodwill or interests of Products in the Territory; or

                  (E) in the event of the revocation or suspension for thirty-one days or more of any license or permit required of Distributor for the normal operation of its business; or

                  (F) court established fraudulent conduct on the part of Distributor in its dealings with Oak.

         7. Relationship of the Parties and Related Matters. (a) Oak's status hereunder shall at all times be that of an independent contractor. Nothing in this Agreement is intended, nor shall it be construed, to (i) make Distributor, on the one hand, and Oak or any of its affiliates, on the other hand, partners or joint venturers nor grant a right in or to any business activity or investments of or to the income or proceeds disbursed therefrom; or (ii) create a relationship between Supplier, on the one hand, and Oak or any of its affiliates, on the other hand, of principal and agent or employer and employee.

         Capital is only concerned with the results to be accomplished by Oak in its marketing, distribution and sale of Products pursuant hereto; the manner and means to be employed by Oak in achieving such results are entirely within its own authority and control. Oak is free to, and will, schedule its own operations and truck routing. Moreover, Oak will be operating out of a location other than that of the Distributor, using different equipment and methods of operation and distribution. Accordingly, the parties acknowledge and agree that the transactions contemplated by this Agreement do not constitute a substantial continuity of the Distributor's business or its operations.

                  (b) Distributor acknowledges that Oak has agreed to be subdistributor to Capital in accordance with the terms of this Agreement solely at the request of, and for the benefit of, Distributor. In that regard, Distributor hereby acknowledges and agrees that neither Oak nor any of its affiliates shall be liable for any liabilities, direct or indirect indebtedness, guaranty, endorsement, claim, loss, damage, deficiency, cost, expense, obligation or responsibility, fixed or contingent, accrued or unaccrued, known or unknown, choate or inchoate, asserted or unasserted, conditional or unconditional, matured or unmatured, liquidated or unliquidated, secured or unsecured, secondary or other (collectively, the "Liabilities"), which result from or arise from the Waived Actions, whether or not the transactions contemplated under the Asset Purchase Agreement are consummated.

         8. Representations and Warranties. Pursuant to this Subdistribution Agreement, Oak will receive the usual representations and warranties made in the Distribution Agreement by Pabst to Capital concerning the Products purchased by Oak to be distributed in the Territory.

         9. Indemnification

         (a) Capital ("Seller") hereby agrees to indemnify, protect, reimburse and hold harmless Oak (Purchaser ), and Purchaser's affiliates, and their respective shareholders, officers, directors, successors and assigns, and each of them (hereinafter collectively referred to as the "Purchaser Group") from and against any and all Damages of whatsoever kind and nature, imposed upon, incurred by or asserted or awarded against any of the Purchaser Group directly or indirectly arising out of, relating to or resulting from (i) any Liabilities or obligations of Seller including, without limitation, the Seller Retained Liabilities (as defined in the Asset Purchase Agreement); (ii) Seller's breach of any agreement, covenant, term, condition or provision contained herein or Seller's failure to perform any agreement, covenant, term, condition or provision on its part to be performed hereunder; (iii) Seller's misrepresentation or breach of any representation or warranty made by Seller hereunder as if such representation or warranty were made both on the date hereof and as of the Closing Date, or any misstatement or omission in any certificate, schedule, application, exhibit or other document delivered or caused to be delivered by Seller pursuant to or in furtherance of the transactions contemplated hereby; (iv) Seller's breach of paragraph 8(a)(vii) of the Asset Purchase Agreement; or (v) Damages to Purchaser caused by Seller's stockholders.

         (b) A party making a claim for indemnification hereunder (hereinafter referred to as the "Indemnified Party"), shall give the other party (hereinafter referred to as the "Indemnifying Party") written notice of such claim within a reasonable time from the actual discovery of same (the "Indemnification Notice"); provided, however, that the failure to give such notice will not relieve the Indemnifying Party from any liability that it may have to the Indemnified Party except to the extent that the Indemnifying Party demonstrates actual prejudice as a result thereof. Any such Indemnification Notice shall be accompanied by a copy of documents which have been served upon the Indemnified Party, if any.

                                    (i) With respect to claims for
indemnification relating to an action or Proceeding of a third party, the Indemnifying Party shall, subject to the rights of or duties to any insurer, reinsurer or other Person having liability therefor, have the option to assume, at the Indemnifying Party's sole cost and expense, the control of the defense of any legal proceedings, including employment of counsel reasonably satisfactory to the Indemnified Party, provided each of the following conditions are satisfied (collectively, the "Defense Conditions"): (A) the Indemnifying Party gives written notice thereof to the Indemnified Party no later than twenty
(20) days from the date of receipt of the Indemnification Notice (the "Assumption Notice"); (B) the Indemnifying Party is not also a party to such Proceeding and the Indemnified Party determines in good faith that joint representation would be inappropriate; (C) the Indemnified Party determines in good faith that joint representation would not be inappropriate due to a conflict of interest; (D) the Indemnifying Party provides the Indemnified Party with evidence reasonably acceptable to the Indemnified Party that the Indemnifying Party will have sufficient financial resources to defend against the claims raised in the Proceeding and fulfill its indemnification obligations hereunder; (E) the claim involves only money damages and does not seek an injunction or other equitable relief (however, if the claim seeks equitable relief, the Indemnified Party will control, at its option, the defense of the Proceeding at the Indemnified Party's cost), and (F) the Indemnifying Party conducts the defense of such claim actively and diligently. If the Indemnifying Party shall have exercised its right to assume control and established its right to do so, the Indemnified Party may, in its sole discretion and at its sole cost and expense, employ counsel to represent it in addition to counsel employed by the Indemnifying Party. If the Indemnifying Party exercises its right to assume control, it will be conclusively established for purposes of this Agreement that the claims made in that proceeding are within the scope and subject to indemnification. The Indemnified Party shall cooperate with the Indemnifying Party assuming control of legal proceedings and shall make available all pertinent information under the control of the Indemnified Party as to such legal proceedings and shall make appropriate personnel reasonably available for discovery and trial. In addition, in no event will Purchaser be entitled to indemnification of any Damages incurred by it in excess of the Purchase Price.

     In the event that the Indemnifying Party shall exercise its right to undertake control of the defense of any such legal proceedings, such Indemnifying Party may only compromise or settle such legal proceeding on behalf of and for the account of the Indemnified Party after it obtains the prior written consent of the Indemnified Party; provided, however, that if the Indemnifying Party shall receive an offer of a settlement or compromise from the other parties in the applicable legal proceedings at a particular monetary amount excluding Seller Creditors (as defined below), or obtain a commitment from such parties that they would accept a compromise or settlement at such monetary amount if offered, and such settlement or compromise requires only the payment of such amount, the granting of an appropriate release or similar accommodation, and no other relief, and there is (i) no finding or admission of any violation of any Applicable Laws or any violation of the rights of any Person and no effect on any other claims that may be made against the Indemnified Party; (ii) the offer of settlement or compromise would not violate the restrictions and qualifications set forth in paragraph 3(b) of the Asset Purchase Agreement concerning use of the Increased Escrow Amount; and that (iii) settlement of such claim is not, in the good faith judgment of the Indemnified Party, likely to establish a precedential custom or practice adverse to the continuing business interests of the Indemnified Party and the Indemnified Party refuses to consent thereto and elects to continue the legal proceedings, then the Damages of the Indemnified Party which are the subject of the applicable legal proceedings to which the settlement or compromise relates shall be deemed to be limited to that amount of Damages which the Indemnified Party would have had if such compromise or settlement had been effected. For purposes hereof, the term "Seller Creditors" means any third party asserting a claim against Purchaser relating to Seller Retained Liabilities. In the event that the Indemnifying Party does not exercise its option to assume control of any such action or proceeding, then the Indemnifying Party shall nevertheless be obliged to indemnify the Indemnified Party pursuant to the provisions hereof, and shall promptly pay all Damages as incurred by the Indemnified Party.

         In the event any of the Defense Conditions is or becomes unsatisfied, then (i) the Indemnified Party may defend against, and consent to the entry of any judgment or enter into any settlement with respect to such claim in any manner it may deem appropriate (and the Indemnified Party need not consult with, or obtain any consent from, the Indemnifying Party in connection therewith),
(ii) the Indemnifying Party will reimburse the Indemnified Party promptly and periodically for the costs of defending against such claim (including reasonable attorneys' fees and expenses) in accordance with paragraph 9(c) and (iii) the Indemnifying Party will remain responsible for any Damages the Indemnified Party may suffer resulting from, arising out of, relating to, or caused by such claim; and
                           (ii) Any claim for indemnification with respect to
any matter not related to a third party claim may be asserted by Indemnification Notice. The claim specified in such notice shall be deemed valid and the Indemnified Party shall be entitled to indemnification hereunder on account of such claim unless within twenty (20) days of the Indemnifying Party's receipt of the Indemnification Notice, the Indemnifying Party gives notice to the Indemnified Party that it disputes the validity of such claim. In such event the dispute will be settled in accordance with the provisions of paragraph 16(g) of the Asset Purchase Agreement.

         (c) Any and all amounts due for indemnity hereunder shall be promptly paid, in lawful money of the United States of America, as Damages are incurred, and in any event within thirty (30) days after written demand therefor. Payments shall be made in accordance with the reasonable instructions of the Indemnified Party.

         (d) The Indemnifying Party hereby consents to the non-exclusive jurisdiction of any court in which a Proceeding is brought against the Indemnified Party for purposes of any claim that an Indemnified Party may have under this Agreement with respect to such Proceeding or the matters alleged therein, and agrees that, in addition to any other method of service of process available under applicable law, process may also be served on the Indemnifying Party for any such Proceeding by facsimile and by overnight carrier, if sent to:

                           Mr. Carmine N. Stella
                           Capital Beverage Corporation
                           700 Columbia Street
                           Erie Basin, Building # 302
                           Brooklyn, New York 11231

                                    -and-

                           William J. Dealy, Esq.
                           Dealy & Silberstein, LLP
                           225 Broadway, Suite 1405
                           New York, New York  10007

         (e) Notwithstanding the foregoing, Purchaser may not assert any claim for indemnification by Seller until the aggregate of all claims exceeds $20,000.00, and thereupon, Seller's obligations for indemnification of Purchaser will be in full force and effect for all Damages. In addition, in no event will Purchaser be entitled to indemnification of any Damages incurred by it in excess of the Purchase Price.

         (f) The right to indemnification, payment of Damages or other remedy based on any representations, warranties, covenants, or obligations made under this Agreement will not be affected by any investigation conducted with respect to, or any knowledge acquired (or capable of being acquired) at any time, whether before or after the execution and delivery of this Agreement or the Closing Date, with respect to the accuracy or inaccuracy of or compliance with, any such representation, warranty, covenant, or obligation. The waiver of any condition based on the accuracy of any representation or warranty, or on the performance of or compliance with any covenant or obligation, will not affect the right to indemnification, payment of Damages, or other remedy based on such representations, warranties, covenants, and obligations.

         (g) The Escrow Amount shall first be used to satisfy claims by Purchaser for indemnification under this Section, before the other assets of Seller are used for such purpose, subject to the following: (i) the provisions of paragraph 7 of the Asset Purchase Agreement, (ii) to the extent the Escrow Amount is available, (iii) provided the assets of Seller or its Distribution Business are not dissipated, and (iv) Purchaser does not deem itself to be insecure. The Indemnifying Party shall not reduce the Escrow Amount or the Increased Escrow Amount as payment for legal fees and expenses incurred by it in assuming the defense of the Indemnified Party under paragraph 7 of the Asset Purchase Agreement.

         10. Miscellaneous Provisions.

(a) Notices. All notices permitted, required or provided for by this Agreement shall be made in writing, and shall be deemed adequately delivered if delivered by facsimile transmission and U.S. Express Mail to the following

                  If to Capital/Distributor:

                           Mr. Carmine N. Stella
                           Capital Beverage Corporation
                           700 Columbia Street
                           Erie Basin, Building # 302
                           Brooklyn, New York 11231

                  With a copy to:

                           William J. Dealy, Esq.
                           Dealy & Silberstein, LLP
                           225 Broadway, Suite 1405
                           New York, New York  10007

                  If to Subdistributor/Oak:

                           Ms. Debra Boening
                           Oak Beverages, Inc.
                           One Flower Lane
                           Blauvelt, New York  10913

                  With a copy to:

                           Keith Hochheiser, Esq.
                           Ettelman & Hochheiser, P.C.
                           100 Quentin Roosevelt Blvd., Suite 401
                           Garden City, New York  11530

         (b) Modification or Amendment. This Agreement may not be modified or amended except by an instrument in writing signed by the party or parties against whom enforcement is sought.

         (c) Headings. The headings in this Agreement are intended solely for convenience of reference and shall be given no effect in the construction or interpretation of this Agreement.

         (d) Invalidity of Provision. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. Further, to the extent that any term or provision hereof is deemed invalid, void or otherwise unenforceable, but may be made enforceable by amendment thereto, the parties agree that such amendment may be made so that the same shall, nevertheless, be enforceable to the fullest extent permissible under the laws and public policies applied in any such jurisdiction in which enforcement is sought.

         (e) Governing Law. (i) All questions pertaining to the validity, construction, execution and performance of this Agreement shall be construed and governed in accordance with the laws of the State of New York, without giving effect to (i) comity of nations; or (ii) principles of conflicts or choice of law.

         (ii) Any actions or proceedings commenced in connection with this Agreement shall be brought in a federal or state court located in the state of New York, New York County, and to the extent not otherwise subject to the jurisdiction of such courts, each of the parties agrees to waive any objection to such jurisdiction and to subject itself to the jurisdiction of such courts.

         (f) Waiver of Breach. Any waiver of any of the provisions of this Agreement, or of any inaccuracy in or non-fulfillment of any of the representations, warranties or obligations hereunder or contemplated hereby, shall not be effective unless made in writing and signed by the party against whom the enforcement of any such waiver is sought.

         (g) Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which shall constitute but one and the same instrument.

         (h) Assignment Neither Capital nor Oak may assign or otherwise delegate any of its rights or obligations hereunder without the prior written consent of the other party, which consent will not be unreasonably withheld. Any attempted assignment in violation of this paragraph 10 (h) shall be null and void, without legal force or effect.

         (i) Survival. The terms of this paragraph 10 (i) and paragraphs 7, 8, and 9 shall survive the termination of this Agreement.

         (j) Entire Agreement. This Agreement and the applicable purchase orders issued by Oak pursuant hereto constitute and contain the entire agreement and understanding between the parties, and supersede and replace all prior negotiations and all agreements, proposed or otherwise, whether written or oral, concerning the subject matter hereof. All exhibits attached hereto, and all certificates, documents and other instruments delivered or to be delivered pursuant to the terms hereof are hereby expressly made a part of this Agreement as fully as those set forth herein, and all references herein to the terms "this Agreement", "hereof", "hereunder", "herein", "hereby" or "hereto" shall be deemed to refer to this Agreement and to all such writings.

(k) Capitalized Terms. Any Capitalized Term contained in this Agreement which is not defined in this Agreement shall have the meaning as described in the Asset Purchase Agreement.

         No course of dealing, usage of trade or course of performance shall be relevant to explain, supplement or modify any express provision of this Agreement.

         IN WITNESS WHEREOF, each of the parties hereto have caused this Agreement to be executed and delivered by a duly authorized member or officer, as the case may be, all on the day and year first above written.



                          OAK BEVERAGES, INC.



                          By:/s/Debra Boening
                              -----------------------------------------
                              Name: Debra Boening
                              Title: President


                          CAPITAL BEVERAGE CORPORATION



                          By:/s/Carmine Stella
                              --------------------------------------------------
                              Name:        Carmine Stella
                              Title:       President and Chief Executive Officer